EXHIBIT 3

Management's Responsibility for Financial Information

The accompanying consolidated financial statements and all other financial information included in this report have been prepared by management in accordance with Canadian generally accepted accounting principles. Financial statements are not precise since they include certain amounts based on estimates and judgments. When alternative methods exist, management has chosen those it deems most appropriate in the circumstances to ensure that the consolidated financial statements are presented fairly, in all material respects, in accordance with generally accepted accounting principles. The financial information presented throughout the annual report is consistent with that in the audited consolidated financial statements.

Rio Narcea maintains adequate systems of internal accounting and administrative controls, consistent with reasonable cost. Such systems are designed to provide reasonable assurance that the Company’s assets are appropriately accounted for and adequately safeguarded, and that financial information is relevant and reliable.

The Board of Directors, through its Audit Committee, is responsible for ensuring that management fulfills its responsibilities for financial reporting and is ultimately responsible for reviewing and approving the audited consolidated financial statements and the accompanying management’s discussion and analysis.

The Audit Committee, composed of three non-management, independent directors, meets periodically with management and the independent auditors to review internal accounting controls, auditing matters and financial reporting issues, and to satisfy itself that each party is properly discharging its responsibilities. The Audit Committee also reviews the consolidated financial statements, the management’s discussion and analysis, the independent auditors’ report and examines and approves the fees and expenses for audit services, and considers and recommends to shareholders, the engagement or reappointment of the external auditors. The Audit Committee reports its finding to the Board for its consideration when approving the consolidated financial statements for issuance to the shareholders.

The consolidated financial statements have been audited, on behalf of the shareholders, by the Company's independent auditors, Ernst & Young LLP, in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Ernst & Young LLP have full and free access to the Audit Committee.

/s/ Chris I. von Christierson

    /s/ Omar Gómez

Chris I. von Christierson

Omar Gómez

Chairman and Chief Executive Officer

Chief Financial Officer

March 24, 2006

Auditors’ Report

To the Shareholders of

Rio Narcea Gold Mines, Ltd.

We have audited the consolidated balance sheets of Rio Narcea Gold Mines, Ltd. as at December 31, 2005 and 2004 and the consolidated statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2005, in accordance with Canadian generally accepted accounting principles.

/s/ Ernst & Young LLP

Chartered Accountants

Toronto, Canada

March 10, 2006

Rio Narcea Gold Mines, Ltd.

CONSOLIDATED BALANCE SHEETS

(Stated in U.S. dollars)

As at December 31

2005 2004
$ $

ASSETS
Current
Cash and cash equivalents 53,623,700 81,888,800
Restricted cash (note 3) 2,191,100 1,637,900
Inventories (note 4) 10,075,400 7,314,600
Stockpiled ore 4,167,700 8,871,500
Accounts receivable
Government grants (note 5) 3,521,200 11,288,400
VAT and other taxes (note 14) 3,831,800 8,964,900
Trade receivables 2,982,000 1,478,700
Other current assets (note 8) 5,484,700 3,296,100
Current portion of deferred derivative loss (note 15) 2,339,200 1,984,100
Total current assets 88,216,800 126,725,000
Mineral properties, net (note 6) 157,147,600 144,311,700
Other assets (note 8) 3,852,700 8,533,700
Deferred derivative loss (note 15) — 2,339,200
249,217,100 281,909,600

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Short-term bank indebtedness and accrued interest (note 9) 4,799,700 4,944,400
Accounts payable and accrued liabilities (note 10) 51,368,100 31,128,800
Current portion of long-term debt (note 9) 13,122,900 8,077,100
Total current liabilities 69,290,700 44,150,300
Other long-term liabilities (note 11) 14,538,500 9,895,000
Long-term debt (note 9) 15,982,100 31,109,000
Future income tax liabilities (note 14) 7,179,300 4,804,300
Total liabilities 106,990,600 89,958,600

Non-controlling interest (notes 1 and 6) 332,600 631,200

Shareholders' equity
Common shares (note 12) 237,001,700 233,334,900
Contributed surplus (note 12) 3,538,600 2,099,800
Employee stock options (note 13) 8,422,800 7,994,600
Non-employee stock options and warrants (note 12) 10,386,700 11,080,300
Defiance warrants (note12) 1,786,200 2,437,200
Common share purchase options (notes 9 and 12) 3,154,500 3,628,500
Deficit (122,669,900) (80,545,200)
Cumulative foreign exchange translation adjustment 273,300 11,289,700
Total shareholders' equity 141,893,900 191,319,800
249,217,100 281,909,600

Commitments and contingencies (notes 3, 5, 6, 9 and 15)

The accompanying notes are an integral part of these consolidated financial statements.

On behalf of the Board           /s/    Rupert Pennant-Rea           /s/ Chris I. von Christierson

    Rupert Pennant-Rea                Chris I. von Christierson

Rio Narcea Gold Mines, Ltd.

CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT

(Stated in U.S. dollars)

Years ended December 31

2005 2004 2003
$ $ $

REVENUES
Sales – Gold operations (note 19) 34,720,500 47,997,800 60,277,800
Sales – Gold operations – Nalunaq ore (note 19) 22,855,800 20,505,300 —
Sales – Nickel operations (note 19) 47,923,900 — —
105,500,200 68,503,100 60,277,800

EXPENSES
Cost of sales – Gold operations (a) (note 20) (33,881,000) (42,119,700) (40,642,000)
Cost of sales – Gold operations – Nalunaq ore (a) (note 20) (23,141,500) (19,955,900) —
Cost of sales – Nickel operations (a) (note 20) (24,256,800) — —
Depreciation and amortization expenses (7,561,900) (10,496,400) (9,640,200)
Exploration costs (5,662,900) (6,639,100) (6,218,100)
Administrative and corporate expenses (9,318,000) (6,961,300) (5,185,500)
Accrual for closure of El Valle and Carlés (note 10) (4,058,000) — —
Other income (expenses) (702,300) (238,200) (765,000)
Write-down of mineral properties (note 6) — (28,387,600) —
Interest income 1,004,300 823,300 452,000
Foreign currency exchange gain (loss) (11,582,500) 4,506,500 6,593,300
Interest expense and amortization of financing fees (1,048,700) (1,675,600) (1,747,000)
Derivatives loss (note 15) (25,274,000) (1,804,000) —
(145,483,300) (112,948,000) (57,152,500)
Income (loss) before income tax (39,983,100) (44,444,900) 3,125,300
Income tax (expense) benefit (note 14) (2,405,200) — —
Net income (loss) before non-controlling interest (42,388,300) (44,444,900) 3,125,300
Non-controlling interest 263,600 — 81,500
Net income (loss) (42,124,700) (44,444,900) 3,206,800

Deficit, beginning of year (80,545,200) (36,100,300) (39,307,100)
Deficit, end of year (122,669,900) (80,545,200) (36,100,300)

Net income (loss) per share – basic and diluted (note 12) (0.27) (0.36) 0.03
Weighted average common shares outstanding – basic 158,153,407 124,258,207 98,747,244
Weighted average common shares outstanding – diluted 158,153,407 124,258,207 103,889,131

The accompanying notes are an integral part of these consolidated financial statements.

(a) Exclusive of items shown separately below.

Rio Narcea Gold Mines, Ltd.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in U.S. dollars)

Years ended December 31

2005 2004 2003
$ $ $

OPERATING ACTIVITIES
Net income (loss) (42,124,700) (44,444,900) 3,206,800
Add (deduct) items not requiring cash
Depreciation and amortization 7,561,900 10,496,400 9,640,200
Write-down of mineral properties (note 6) — 28,387,600 —
Amortization of deferred financing fees
and prepaid expenses 157,300 1,916,200 387,300
Accretion of provision for site restoration 223,900 234,500 142,000
Foreign exchange 8,355,200 (6,480,800) (5,704,100)
Accretion of interest on long-term debt — 187,100 176,200
Non-cash derivatives loss 20,151,200 2,386,800 1,282,100
Shared-based compensation 1,263,800 2,104,600 1,089,800
Loss on disposal of capital assets 161,900 116,400 —
Amortization of deferred stripping costs — 17,333,600 21,975,200
Non-controlling interest (263,600) — (81,500)
Future income taxes 2,375,000 — —
Deferred stripping expenditures — (1,595,300) (6,306,100)
Purchase premium of the purchased call options — — (2,028,500)
Pre-paid expenses — — (827,600)
Restoration expenditures (1,106,100) (502,900) (122,100)
Changes in components of working capital
Inventories (3,935,000) (618,600) (1,681,600)
Stockpiled ore 1,907,400 (3,669,300) 744,600
Government grants (217,800) — —
VAT and other taxes (1,727,200) (589,900) (119,100)
Trade receivables (1,503,700) 1,821,100 (698,900)
Other current assets (784,500) (533,700) 88,400
Accounts payable and accrued liabilities 18,469,700 2,328,700 (45,400)
Cash provided by operating activities 8,964,700 8,877,600 21,117,700

INVESTING ACTIVITIES
Expenditures on mineral properties (note 6) (28,851,600) (52,238,000) (38,837,200)
Acquisition of the Salave deposit (note 6) — (5,000,000) (3,676,000)
Acquisition of Defiance (note 1) — 2,648,000 —
Grant received (reimbursed) 7,036,300 67,500 (792,600)
Restricted cash (813,400) (210,200) (858,300)
Long-term deposits and restricted investments (158,600) (476,900) 480,300
Long-term investments in traded securities (1,164,500) — —
Cash used in investing activities (23,951,800) (55,209,600) (43,683,800)

FINANCING ACTIVITIES
Proceeds from issue of common shares (notes 12 and 13) 2,451,400 1,298,200 2,426,700
Proceeds from issue of special warrants and units (note 12) — 61,021,600 50,589,700
Financing fees on issue of special
warrants and units (note 12) — (2,746,000) (2,910,000)
Proceeds from bank loans and other long-term liabilities 10,808,200 42,743,700 3,000,400
Financing fees on bank loans (48,000) (1,206,400) (2,507,000)
Repayment of bank loans (19,364,200) (12,197,800) (6,523,600)
Cash provided by (used in) financing activities (6,152,600) 88,913,300 44,076,200
Foreign exchange gain (loss) on cash
held in foreign currency (7,125,400) 6,445,900 3,615,000
Net increase (decrease) in cash during the year (28,265,100) 49,027,200 25,125,100
Cash and cash equivalents, beginning of year 81,888,800 32,861,600 7,736,500
Cash and cash equivalents, end of year 53,623,700 81,888,800 32,861,600

Supplemental cash flow information
Interest paid in cash 2,667,700 1,596,900 1,237,000
Income taxes paid in cash — — —

The accompanying notes are an integral part of these consolidated financial statements.

Rio Narcea Gold Mines, Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(stated in U.S. dollars)

December 31, 2005 and 2004

1. NATURE OF OPERATIONS

Organization and business

Rio Narcea Gold Mines, Ltd. (the “Company”) is engaged in the exploration and development of mineral properties in Spain, Portugal and Mauritania through its subsidiaries, the most significant of which are as follows:

Year
of
incorporation /
acquisition Participation

Río Narcea Gold Mines, S.A. (“RNGMSA”) 1994 100%
Naraval Gold, S.L. (“Naraval”) 1999 100%
Río Narcea Recursos, S.A. (“RNRSA”) 2001 100%
Exploraciones Mineras del Cantábrico, S.L. (“EMC”) 2003 95.0%
Río Narcea Nickel, S.A. (“RNNSA”) 2003 100%
Geomaque de Honduras, S.A. de C.V. 2004 100%
Tasiast Mauritanie Ltd. 2004 100%
Tasiast Mauritanie Ltd. S.A. 2004 100%

The Company was incorporated under the Canada Business Corporations Act on February 22, 1994, as a numbered company and began operations on July 8, 1994, with the acquisition of RNGMSA.

Acquisition of Defiance Mining Corporation (“Defiance”)

On June 30, 2004, the Company and Defiance signed a definitive agreement whereby the Company, through its wholly-owned subsidiary 6253733 Canada Inc., and pursuant to a plan of arrangement, acquired all of the shares of Defiance on the basis of one Company share for every 5.25 shares of Defiance. In addition, each warrant of Defiance outstanding at the transaction date, entitles the holder to receive upon exercise, in lieu of the number of Defiance common shares otherwise issuable upon exercise thereof, that number of Rio Narcea common shares equal to the number of Defiance common shares issuable under such Defiance warrant divided by 5.25 at an exercise price per Rio Narcea common share equal to the exercise price per Defiance common share of such Defiance warrant multiplied by 5.25, and each Defiance option was exchanged for a Rio Narcea replacement option to purchase that number of Rio Narcea common shares equal to the number of Defiance common shares issuable under such Defiance option divided by 5.25 at an exercise price per Rio Narcea common share equal to the exercise price per Defiance common share of such Defiance option multiplied by 5.25. Completion of the transaction occurred on September 3, 2004.

As at September 3, 2004, Defiance had 99.3 million shares, 35.0 million warrants and 4.2 million options outstanding. Upon completion of the transaction, the Company issued 18.9 million shares and has reserved for issuance 7.5 million shares, issuable upon exercise of the Rio Narcea replacement options and the Defiance warrants, with a value, based on the market conditions prevailing on June 29, 2004, of $39.4 million and $3.4 million, respectively.

The acquisition was accounted for using the purchase method of accounting whereby identifiable assets acquired and liabilities assumed were recorded at their fair values as at September 3, 2004, and the results and cash flows of Defiance are included in the consolidated statements of operations and cash flows, respectively, from that date.

The acquisition cost and its allocation among the different assets and liabilities on the acquisition date are as follows:

Allocation of the
acquisition cost
$

Assets acquired and liabilities assumed-
Cash and cash equivalents	3,103,000
Other current assets	536,000
Mineral rights (note 6)	46,348,600
Other assets	48,100
Current liabilities	-489,000
Other long-term liabilities (note 11)	-1,768,000
Future income tax liabilities	-4,551,900
43,226,800

Acquisition cost-
Common shares issued (note 12)	39,384,600
Replacement options issued (note 13)	948,400
Defiance warrants assumed (note 12)	2,439,100
Transaction expenses	454,700
43,226,800

The total acquisition cost of Defiance amounted to $43,226,800, of which $454,700 was paid in cash as transaction fees. Net cash provided by the acquisition of Defiance amounted to $2,648,300, corresponding to the cash and cash equivalents held by Defiance on acquisition, offset by the $454,700 paid in cash.

Investment in mineral properties

The Company started construction of and development of the El Valle gold mine in the first quarter of 1997 with commissioning of the plant and commencement of production in February 1998. In late 2000, the Company commenced production at the Carlés gold mine. In July 2002, the Company received a positive bankable feasibility for the open pit portion of its Aguablanca nickel deposit and started construction of the plant in October 2003 (refer to note 6). Construction of the Aguablanca mine and plant was completed in the fall of 2004, with commissioning and commercial production commenced thereafter. In September 2004, the Company completed the acquisition of Defiance, including the Tasiast gold project in Mauritania that had received a positive bankable feasibility study in April 2004. Construction of the project started in August 2005 (refer to note 6).

The return on investments made by the Company will depend on its ability to find and develop mineral reserves and on the success of its future operations including the following: quantity of metals produced, metal prices, operating costs, environmental costs, interest rates and discretionary expenditure levels including exploration, resource development and general and administrative costs. Since the Company operates internationally, exposure also arises from fluctuations in currency exchange rates, specifically the U.S. dollar/Euro, political risk and varying levels of taxation. While the Company seeks to manage these risks, many of these factors are beyond its control. The economic assessment of the mineral reserves by independent experts takes into account only the proven and probable reserves at El Valle and Carlés gold mines, Tasiast gold project and Aguablanca nickel mine.

2. SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements have been prepared by management in accordance with Canadian GAAP. These principles differ in certain material respects from U.S. GAAP. The differences are described in note 17.

Comparative amounts

Certain amounts in the comparative consolidated financial statements have been reclassified from statements previously presented to conform to the presentation of the current year consolidated financial statements.

Principles of consolidation

The consolidated financial statements include the accounts of the Company and all of its subsidiaries (refer to note 1). All significant intercompany transactions and balances have been eliminated on consolidation.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles of Canada requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and that also affect the reported amounts of revenues and expenses during the reported year. Actual results could differ from those estimates.

The following estimates are considered to be most critical to understanding the financial statements and the uncertainties that could impact the reported amounts of assets, liabilities, disclosure of contingent assets and liabilities, revenues and expenses: mineral reserves, impairment of long-lived assets, site restoration obligations and future tax assets.

Cash and cash equivalents

Cash and cash equivalents consist of cash balances and highly liquid investments with an original maturity of three months or less. Because of the short maturity of these investments, the carrying amounts approximate their fair value. The Company had cash equivalents of $719,200 as at December 31, 2005 (2004 – $15,323,300) with an effective interest rate of 2%.

Stockpiled ore

Stockpiled ore is recorded at cost. Cost is comprised of the cost of mining the ore and hauling it to the mill, and an allocation of an attributable amount of mining overheads related to mineral properties. Units included as stockpiled ore are based upon stockpile weight, expected recoveries and assays performed. Since stockpiled ore is processed within a short period of time, the inventoried costs are reported as a current asset and related cash flows as operating activities in the consolidated statements of cash flows.

The carrying value of stockpiled ore is assessed by comparing the sum of the carrying value plus future processing and selling costs to the expected revenue to be earned, which is based on the estimated volume and grade of stockpiled material. Stockpiled ore is located adjacent to the mill at the mine site. Although it is exposed to the elements, such exposure does not result in deterioration of the quality of the material. The decision to process stockpiled ore is determined based upon operating efficiency of the mine and the mill (different types of ore require different milling and refining processes). Therefore, stockpiled ore is processed when it is operationally efficient to do so and when no richer ore is available for milling. The decision to process stockpiled inventory is not particularly sensitive to gold prices since the decision is based on incremental cash inflows and outflows, and milling and refining costs, which are very small relative to selling price. The Company has never elected to not process stockpiled ore and does not anticipate departing from this practice in the future.

At the El Valle and Carlés gold operations, materials extracted are classified as stockpiled ore if the gold content is greater than or equal to 2.0 g/t. Materials with gold content less than 2.0 g/t but greater than or equal to 0.5 g/t are stockpiled with no value assigned. Materials with gold content less than 0.5 g/t are considered waste. At the Aguablanca nickel operations, materials extracted are classified as stockpiled ore if the nickel content is greater than or equal to 0.20%. Materials with nickel content less than 0.20% are considered waste.

Stockpiled ore at December 31, 2005 is expected to be processed within the next year.

Inventories

Mine operating supplies are recorded at the lower of average cost and replacement cost and gold and nickel in process and final products are recorded at the lower of average cost or net realizable value. The cost of gold and nickel in process and final products is comprised of costs of mining the ore and hauling it to the mill, costs of processing the ore and an attributable amount of mining and production overheads related to deferred mineral property costs. The cost of mine operating supplies represents the direct costs of acquisition. Units of mine operating supplies are determined using a perpetual inventory system; units of gold and nickel in process are based on the amount of ore introduced into production, expected recovery and assay results; and units of final product are based on weighing the final product and assay results.

Mineral properties

 (i)

Property acquisition and mine development costs

Mining properties are recorded at cost of acquisition. Property acquisition costs include direct costs for the purchase of mining rights and title to land. Property option costs and property lease rentals are expensed. Mine development costs include expenditures incurred to develop new deposits, to define further mineral reserves in existing deposits and to expand the capacity of operating mines.

Mine development costs are deferred commencing upon the completion of a bankable feasibility study, which demonstrates the existence of proven and probable reserves. Property acquisition costs and deferred mine development costs are amortized against earnings on the unit-of-production method, based on estimated recoverable amounts of metal, currently ounces of gold. Estimated recoverable amounts of metal include proven and probable reserves only.

Excluded from the amortization calculation are those mineral reserves that require additional capital costs in order to access them. The Company expenses start-up activities, including pre-production losses and organizational costs as incurred.

Provisions for site restoration costs are recognized when incurred and recorded as liabilities at fair value.  The amount of the liability is subject to re-measurement at each reporting period. In addition the provision for site restoration costs is capitalized as part of the associated asset’s carrying value and amortized over the estimated life of the mine.

 (ii)

Capitalization of financing costs

Financing costs, including interest, are capitalized on the basis of expenditures incurred for the acquisition and development of projects, without restriction to specific borrowings for these projects. Financing costs are capitalized while the projects are actively being prepared for production, which occurs from the completion of a bankable feasibility study to the commencement of production. Capitalization is discontinued when the asset is ready for its intended use. Financing costs capitalized during 2005 amounted to $4,695,700 (2004 – $2,358,600; 2003 – nil).

 (iii)

Exploration costs

Exploration costs are charged against earnings as incurred. Significant costs related to exploration property acquisitions are capitalized until the viability of the mineral property is determined. When it has been established that a mineral property has development potential (which occurs upon completion of a bankable feasibility study detailing proven and probable reserves on the mineral property), the costs incurred to develop a mine on the property and further development costs prior to the start of mining operations are capitalized.

 (iv)

Other costs

Other costs comprise patents, licenses, computer software and capital leases. These costs are recorded at the cost of acquisition and amortized over their estimated useful life as follows:

Estimated
useful life (years)

Patents, licenses and computer software 4
Capital leases 4–10

These costs are evaluated for recovery by aggregating such costs with the mineral property costs for the property to which they relate and applying the methodology as described under Mineral properties – (vi) Property evaluations.

 (v)

Land, buildings and equipment

Land, buildings and equipment are recorded at the cost of acquisition. Buildings and significant equipment, including the plant facility, whose life extends beyond the estimated life of the mines, are depreciated against earnings on the unit-of-production method. This method is based on estimated recoverable metals, specifically ounces of gold in current operating mines (proven and probable mineral reserves). Minor equipment and those whose life does not extend beyond the estimated life of the mines are depreciated using the straight-line method, as follows:

Estimated useful
life (years)
Machinery	6–7
Minor installations	6–7
Furniture	10
Computer equipment	4
Transport equipment	6

 (vi)

Property evaluations

The Company assesses long-lived assets for recoverability whenever indicators of impairment exist. When the carrying value of a long-lived asset is less than its net recoverable value as determined on an undiscounted basis, an impairment loss is recognized to the extent that its fair value, measured as the discounted cash flows over the life of the asset when quoted market prices are not readily available, is below the asset’s carrying value. Expected future undiscounted cash flows are calculated using estimated recoverable metals, specifically ounces of gold, in current operating mines (proven and probable reserves and value beyond proven and probable reserves), future sales prices (considering current and historical prices, price trends and related factors), operating costs, capital expenditures, reclamation and mine closure costs (refer to note 6).

The Company's estimates of future cash flows are subject to risks and uncertainties. It is possible that changes may occur which could affect the recoverability of the Company's long-lived assets.

 (vii)

Mineral reserve risks

As at year end 2005, the Company estimated its gold reserves at the El Valle and Carlés mines assuming a gold price of $430 (2004 - $400) per ounce and an exchange rate of $1.20/€ (2004 - $1.23/€), which equals a gold price of €358 (2004 - €325) per ounce. Gold reserves at the Tasiast project were estimated in February 2004 (Feasibility Report), and remained unchanged at year end 2005, assuming a gold price of $370. Nickel reserves at the Aguablanca mine were estimated as at December 31, 2005 using a nickel price of $3.00 per pound (2004 - $3.00) and an exchange rate of $1.00/€ (2004 - $1.00/€), which equals a nickel price of €3.00 per pound (2004 - €3.00). If the Company were to determine that its mineral reserves and future cash flows should be calculated at a significantly lower price than the price used at December 31, 2005, there might be a material reduction in the amount of mineral reserves. In addition, if the price realized by the Company for its products were to decline substantially below the price at which mineral reserves were calculated for a sustained period of time, the Company could experience material write-downs of its investment in its mineral properties. Under any such circumstances, the Company might discontinue the development of a project or mining of a project at one or more of its properties or might temporarily suspend operations at a producing property and place that property in a “care and maintenance” mode. Mineral reserves could also be materially and adversely affected by changes in operating and capital costs and short-term operating factors such as the need for sequential development of deposits and the processing of new or different ore grades and ore types.

Significant changes in the life-of-mine plans can occur as a result of mining experience, new ore discoveries, changes in mining methods and rates, process changes, investments in new equipment and technology, and other factors. Changes in the significant assumptions underlying future cash flow estimates, including assumptions regarding precious metals prices and foreign exchange rates, may have a material effect on future carrying values and operating results.

Deferred stripping costs

In March 2006, the Emerging Issues Committee (“EIC”) issued EIC 160, Accounting for Stripping Costs Incurred during Production Phase of a Mining Operation. In the mining industry, companies may be required to remove overburden and other mine waste materials to access mineral deposits. The EIC concluded that the costs of removing overburden and waste materials, often referred to as “stripping costs”, incurred during the production phase of a mine are variable production costs that should be included in the costs of the inventory produced during the period that the stripping costs are incurred. However, stripping costs should be capitalized if the stripping activity can be shown to represent a betterment to the mineral property. This abstract should be applied to stripping costs incurred in fiscal years beginning on or after July 1, 2006, and may be applied retroactively. Earlier adoption is encouraged.

Effective January 1, 2005, the Company changed its accounting policy for stripping costs and early adopted the new accounting policy as per EIC 160.  The Company adopted this policy prospectively. This change in policy had no impact on the prior year’s financial statements as the stripping costs capitalized in previous years were fully amortized as at December 31, 2004.

Mining costs incurred prior to 2005 on development activities comprising the removal of waste rock to initially expose the ore at open pit mines (“overburden removal”), commonly referred to as “deferred stripping costs,” were capitalized. Amortization was calculated using the units-of-production method, based on estimated recoverable metals, specifically ounces of gold for gold projects and tonnes of nickel for nickel projects, in current operating mines (proven and probable reserves). Amortization was charged to operating costs as metal (gold or nickel) was produced and sold, using a stripping ratio calculated as the ratio of total cubic metres to be moved to total metal (ounces of gold or tonnes of nickel) to be recovered over the life of the mine. Applying this ratio yielded a theoretical amount of overburden removed in a year, the total costs for which were determined by using an average cost per cubic metre. The average cost per cubic metre was calculated using (i) actual costs of overburden removal incurred to date, with no reference to future expenditures and (ii) actual cubic metres of overburden removed to date. This resulted in the recognition of the cost of stripping activities over the life of mine as metal (gold or nickel) is produced and sold. The application of the accounting for deferred stripping costs and resulting timing differences between costs capitalized and costs amortized generally resulted in an asset on the balance sheet, although it is possible that a liability could arise if amortization of the capitalized costs exceeds the costs being capitalized over an extended period of time.

The amount of deferred stripping costs amortized and expensed during prior years, all of which related to gold projects, was approximately $17,333,600 for 2004 (refer to note 7) and $21,975,200 for 2003. These amounts were included in Deferred stripping and other mining expenses on the consolidated statement of operations and deficit. During 2004 and 2003, there were less stripping costs capitalized than amortized, due to the ratio of cubic metres of waste removed to total cubic metres to be removed over the life of the mine being lower than the ratio of ounces of gold produced to total ounces of gold produced over the life of the mine. Therefore, operating costs are higher than they would have been if actual stripping costs were expensed in the year they were incurred. If stripping costs had been expensed as incurred, operating costs would have decreased by $15,738,300 and $15,669,100 in 2004 and 2003, and respectively.

Deferred stripping costs were evaluated for recovery by aggregating such costs with the mineral property costs for the property to which they relate and applying the methodology as described under Mineral properties – (vi) Property evaluations.

Long-term investments

Long-term investments, which consist primarily of investments in public companies, are recorded at cost less write-downs, when in management’s opinion an other-than-temporary impairment in value has occurred. Fair value of the investment in shares is determined based on quoted market prices.

Revenue recognition

Revenue is recognized when title to delivered metals and the risks and rewards of ownership pass to the buyer. Revenue from the sale of by-products (copper, silver, platinum, palladium and cobalt) is accounted for as additional revenues. Smelting, refining and transportation expenses paid to third parties are credited against revenues. Prices used for provisionally priced sales are based on forward market prices prevailing at the time of shipment and are adjusted upon final settlement with customers pursuant to the terms of sales contracts.

Site restoration costs

Provisions for site restoration costs are recognized when incurred and recorded as liabilities at fair value.  The amount of the liability is subject to re-measurement at each reporting period.  The liability is accreted over time through periodic charges to earnings.  In addition, the provision for site restoration cost is capitalized as part of the associated asset’s carrying value and amortized over the estimated life of the mine.  The key assumptions on which the fair value of the provision for site restoration cost are based on the estimated future cash flows, the timing of those cash flows and the credit-adjusted risk-free rate or rates on which the estimated cash flows have been discounted. Provisions for site restoration costs are estimated based on environmental and regulatory requirements promulgated by the Spanish, Honduran and Mauritanian mine administrations.

Expenditures related to ongoing environmental activities are charged against earnings as incurred.

Stock-based compensation plan

The Company has a stock-based compensation plan, which is described in note 13. The Company follows the fair value based method for all awards granted, modified or settled. Under this method, compensation expense for stock options granted is measured at fair value at the grant date using the Black-Scholes-Merton valuation model and recognized in the consolidated statements of operations over the vesting period of the options granted. Awards with a graded vesting schedule are accounted for separately for each of the vesting dates.

Any consideration paid upon the exercise of stock options or purchase of shares plus the previously recognized compensation expense is credited to share capital.

Grants receivable

Grants receivable relate to incentives provided by various Spanish government entities. The Company records these grants and incentives when government approval is received and the Company has reasonable expectations that the conditions required by the government in order to receive these grants and incentives have been or will be fulfilled. The grants are recorded as a reduction of its mineral properties, to the extent that subsidized costs have been capitalized, or as a reduction of expenses. The capitalized grants are amortized to income on the same basis as the related mineral properties. Government approval is normally received after subsidized costs have been incurred.

Foreign currency translation

The U.S. dollar is the reporting and functional currency of the Company and its subsidiaries, except for the European subsidiaries, for which the functional currency is the Euro. Assets and liabilities of the Company’s operations having a functional currency other than the U.S. dollar are translated into U.S. dollars using the exchange rate in effect at the year end, and revenues and expenses are translated using exchange rates approximating those in effect when the transaction occurred. Exchange gains or losses on translation of the Company’s net equity investment in these operations are deferred in the shareholders' equity section of the consolidated balance sheet in Cumulative foreign exchange translation adjustment.

Foreign exchange gains and losses on transactions occurring in a currency other than an operation’s functional currency are reflected in income.

Income taxes

The Company follows the liability method of accounting for income taxes. Future income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Future income taxes are measured using the substantively enacted rates and laws that will be in effect when the differences are likely to reverse. If on the basis of available evidence, it is more likely than not that all or a portion of the future tax asset will not be realized, the future tax asset is reduced by a valuation allowance.

Derivative financial instruments

The Company employs derivative financial instruments to manage exposure to fluctuations in metal prices and foreign currency exchange rates. The Company does not hold financial instruments or derivative financial instruments for trading purposes. The Company has in place policies and procedures with respect to the required approvals for the use of derivative financial instruments and specifically ties their use, in the case of commodities, to the mitigation of market price risk associated with cash flows expected to be generated from budgeted capital programs. When applicable, the Company identifies relationships between its risk management objective and the strategy for undertaking the economic hedge transaction. Foreign currency derivative financial instruments are used to hedge the effects of exchange rate changes on identified foreign currency exposures.

Prior to January 1, 2004, the Company's policy was to formally designate each derivative financial instrument as a hedge of a specifically identified commodity or debt instrument except when call options are purchased. In these situations, the Company would de-designate the written call options and both the purchased and written call options would be marked to market through income.

Effective January 1, 2004 the Company de-designated all its derivative financial instruments and ceased to apply hedge accounting to them.

This was because the Company had not implemented a new treasury management system that complied with the documentation requirements for hedge accounting under AcG 13. As a result, for the three years ended December 31, 2005, the Company's derivative portfolio is not eligible for hedge accounting despite the fact that management considers its portfolio to be an effective risk management tool and an economic hedge of its future gold and copper sales.  All derivative instruments that are not designated as a hedge are accounted for using the mark-to-market accounting method and are recorded in the consolidated balance sheet as either an asset or liability with changes in fair value recognized in the consolidated statement of operations. Realized and unrealized gains or losses associated with derivative instruments, which have been de-designated are deferred under other current, or non-current, assets or liabilities on the balance sheet and recognized in income in the period in which the underlying hedged transaction is recognized. Any gains, losses, revenues or expenses deferred previously as a result of applying hedge accounting continue to be carried forward for subsequent recognition in income in the same period as the corresponding gains, losses, revenues or expenses associated with the hedged item.

For periods prior to January 1, 2004, the Company followed the accounting recommendations issued by the Emerging Issues Committee of The Canadian Institute of Chartered Accountants (“CICA”) on the “Accounting by commodity producers for written call options.” Under this standard, purchased put options in combination with designated written call options qualify for hedge accounting when the following criteria are met: no net premium is received, the components of the combination of options are based on the same underlying commodity and have the same maturity date, and the notional amount of the written call option component is not greater than the notional amount of the purchased put option component.  Also, Items hedged by foreign currency contracts were translated at contract rates and gains or losses on these contracts were recorded as part of the related transactions, for which they are designated as hedges.

For all periods prior to January 1, 2004, gains and losses on termination of derivative financial instruments, used to mitigate metal price risk and designated as hedges, are deferred and recognized in income at the time the formerly hedged metal production is recognized in income. Gains and losses realized on derivative financial instruments used to mitigate metal price risk are recognized in sales revenue, while gains and losses realized on derivative financial instruments used to mitigate foreign exchange risk are recognized in financial revenues and expenses.

Cash flows arising in respect of hedging transactions are recognized under cash flows from operating activities.

The Company does not consider the credit risk associated with its financial instruments to be significant. Derivative financial instruments are maintained with high-quality counter-parties, and the Company does not anticipate that any counter-party will fail to meet its obligations.

Income per share

Basic income (loss) per common share is computed by dividing net income (loss) applicable to common shares by the weighted-average number of common shares issued and outstanding for the relevant period. Diluted income (loss) per common share is computed by dividing net earnings applicable to common shares, as adjusted for the effects of dilutive convertible securities, by the sum of the weighted-average number of common shares issued and outstanding and all additional common shares that would have been outstanding if potentially dilutive common shares had been issued.

3. RESTRICTED CASH

As at December 31, 2005 there is $2,191,100 (2004 – $1,637,900) of cash restricted in favour of various banks in relation to performance bonds issued by those banks, of which $1,091,000 (2004 – $1,285,600) is guaranteeing the fulfillment of some grants received by the Company, $1,054,700 (2004 – nil) is guaranteeing the fulfillment of the agreement reached with the Monesterio Council in June 2005 (refer to note 10) and $45,400 (2004 – $352,300) is guaranteeing other issues.

4. INVENTORIES

2005 2004
$ $

Mine operating supplies 3,323,100 3,932,900
Product in process 2,359,800 1,070,400
Final products 4,392,500 2,311,300
10,075,400 7,314,600

Final products consist of gold doré and gold and copper concentrates (2005 - $2,947,700; 2004 - $2,311,300) and nickel concentrates (2005 - $1,444,800; 2004 - nil).

5. GOVERNMENT GRANTS

At December 31, 2005, grants receivable comprise €2,634,900 ($3,108,400) that correspond to a portion of the grant obtained from the Spanish Ministry of the Economy for the construction of the Aguablanca mine (2004 – $11,288,400) (refer to “Aguablanca grant” section below). In addition, as at December 31, 2005, there are other grants receivable amounting to €350,000 ($412,800) (2004 – nil) that have been received in 2006.

Government grants are being amortized into income as follows (refer to note 6):

Grants
received / Translation
receivable / adjustment
(amortized due to
December 31, to currency December 31,
2004 income) exchange 2005
$ $ $ $
Grants received / receivable
OFICO grant 18,010,100 — (2,411,700) 15,598,400
IFR grant 19,908,600 — (2,666,000) 17,242,600
Aguablanca grant 11,288,400 — (1,511,600) 9,776,800
Other grants 4,508,100 217,800 (615,100) 4,110,800
Total grants received / receivable 53,715,200 217,800 (7,204,400) 46,728,600
Grants amortized to income
OFICO grant (18,010,100) — 2,411,700 (15,598,400)
IFR grant (19,908,600) — 2,666,000 (17,242,600)
Aguablanca grant — (757,400) 39,600 (717,800)
Other grants (4,063,000) (29,800) 545,600 (3,547,200)
Total grants amortized to income (41,981,700) (787,200) 5,662,900 (37,106,000)
Grants capitalized, net (note 6) 11,733,500 (569,400) (1,541,500) 9,622,600

Grants
received / Translation
receivable / adjustment
(amortized Write- due to
December 31, to down currency December 31,
2003 income) (note 6) exchange 2004
$ $ $ $ $
Grants received / receivable
OFICO grant 16,699,700 — — 1,310,400 18,010,100
IFR grant 18,460,100 — — 1,448,500 19,908,600
Aguablanca grant — 10,303,700 — 984,700 11,288,400
Other grants 4,147,000 32,600 — 328,500 4,508,100
Total grants received / receivable 39,306,800 10,336,300 — 4,072,100 53,715,200
Grants amortized to income
OFICO grant (12,673,700) (1,455,000) (2,508,200) (1,373,200) (18,010,100)
IFR grant (14,486,100) (1,436,200) (2,475,800) (1,510,500) (19,908,600)
Aguablanca grant — — — — —
Other grants (2,796,500) (350,800) (604,900) (310,800) (4,063,000)
Total grants amortized to income (29,956,300) (3,242,000) (5,588,900) (3,194,500) (41,981,700)
Grants capitalized, net (note 6) 9,350,500 7,094,300 (5,588,900) 877,600 11,733,500

A grant amounting to €175,000 ($217,800), which was related to exploration activities, was recorded directly into income in 2005 (2004 – nil; 2003 – nil). All of the other grants were related to mine development and property, plant and equipment.

OFICO grant

Pursuant to a resolution of the Secretary of State for Energy and Mineral Resources dated December 19, 1996, supplemented by another resolution dated December 30, 1997, the Company received a €14.4 million grant (“OFICO grant”) (approximately $17.0 million), which was collected in full in years prior to 2003. The grant was for expenditures related to the development and construction of the El Valle mine incurred from 1996 to 1999. The Company, through its wholly owned subsidiary RNGMSA, undertook to create 260 employment positions before June 30, 2000 and to maintain them for three years from the hiring date. A request was filed with the Spanish Ministry of the Economy in 2001 to modify this commitment. The outcome of this request, approved by the Ministry of the Economy in November 2003, was a requirement for the Company to reimburse €1,202,000 ($1.4 million), which was fulfilled in 2003, and to maintain 171 employment positions until September 30, 2006. The Company has met all other obligations and all the guarantees related to this grant were released from January to March 2004, except for €4.8 million ($5.7 million) that will have to be maintained in order to ensure the new employment obligations (refer to note 9).

As a result of the write-down recorded in 2004 in respect of the El Valle and Carlés assets, capitalized grants amounting to $5,588,900 were reversed against the write-down (refer to note 6).

Aguablanca grant

On July 21, 2003, the Company was awarded a €6.7 million ($7.9 million) grant from the Ministry of the Economy for its Aguablanca mine. The Company was required to invest €33.5 million ($39.5 million) in the project before July 2005 and create and maintain 114 employment positions until July 2005. Subsequently, on January 14, 2004, this grant was increased to €8.3 million ($9.8 million), increasing the new required investment to €46.0 million ($54.3 million). The Company collected €5.7 million ($7.1 million) of this grant in April 2005, and the balance is expected to be collected in 2006.

6. MINERAL PROPERTIES

Aguablanca nickel operations

On July 5, 2001, the Company acquired, from Atlantic Copper, S.A. (“AC”) 50% of the participation rights in a consortium with the Spanish State. The consortium is the holder of 100% of the mineral rights located in Huelva, Sevilla and Badajoz, Spain where the Aguablanca mine is located. The Spanish State decided not to participate in working on these mineral rights and, as a result, work on these properties shall be carried out 100% by the Company. As agreed between the Spanish State and the Company on July 5, 2001, consideration for working 100% of the mineral rights comprises variable payments, as described below. These acquisition agreements were made through the Company's wholly-owned subsidiary, RNRSA.

Prior to purchasing the 50% participation rights, the Company performed due diligence work on the site  and determined that the Aguablanca mine had economic potential, which was estimated to be equal to or greater than the amount of the cost of purchase. At the date of purchase, the Company capitalized the acquisition costs in the amount of the fixed consideration.

Consideration for the purchase of 50% of the participation rights from AC was a) one payment of $4 million, of which $1.5 million was paid in 2001, and the remaining balance of $2.5 million was paid in 2003, b) variable payments after the first year of full production and over the life of the exploitation of the Aguablanca mine, ranging from 0.0% (at nickel and copper prices below $3.25 and $0.73 per pound, respectively) to 3.1% (at nickel and copper prices above $5.00 and $1.00 per pound, respectively) of net smelter return and c) variable payments of 1% of net smelter return, over the life of the exploitation of any other deposits found within the area of the mineral rights held by the consortium. The Company has the option, at any time, to terminate the variable payments described in b) and c) above by making a lump sum payment of $6 million to AC.

The Company is required to make variable payments to the Spanish State in exchange for the Spanish States’ 50% working rights ranging from 0.5% (at nickel prices below $2.24 per pound) to 2.0% (at nickel prices above $3.51 per pound) of net smelter return. In addition, the Company has committed to invest €1.9 million ($2.2 million) in three specific areas within a period of nine years, and to provide employment for up to 50 people from a local state-owned mining company.

In July 2002, the Company received a positive bankable feasibility study for the development of the open pit portion of the Aguablanca mine. All exploration costs prior thereto were expensed.

In June 2003, the Company received a positive Declaration of Environmental Impact from the Spanish Ministry of Environment. In August 2003, the Council of Ministers of Spain approved the Definitive Reserve mineral license for the project, securing the exclusive right of the Company to exploit the Aguablanca deposit. Also in August 2003, the Company awarded the engineering contract for the construction of the plant to Fluor Corporation. Construction and development of the project started in October 2003. In November 2003, a mining contract was signed with Peal Obra Pública, S.A.

Construction of the Aguablanca mine was completed in December 2004 and commissioning of the plant started thereafter. The Aguablanca mine has been producing commercial concentrates from early 2005.

In January 2003, the Company signed a long-term off-take agreement with Glencore International AG (“Glencore”) for the sale of nickel concentrate from its Aguablanca mine. Glencore will purchase 100% of the annual production of concentrate from the Aguablanca mine until approximately year 2010, at market prices prevailing at the time of shipment. In April 2005, the Company signed an amendment to the original long-term off-take agreement in order to allow the Company to sell the nickel concentrates produced with grades that were out of the specifications of the original long-term off-take agreement. This amendment to the original long-term off-take agreement expires in April 2006.

El Valle and Carlés gold operations

In February 1991, prior to the acquisition of RNGMSA by the Company, RNGMSA received a positive bankable feasibility study on its Carlés property. Subsequent to the acquisition, the Company capitalized further exploration and development costs. In late 2000, the Company officially commenced operations on this property, transporting the ore to the El Valle plant for processing.

In September 1996, the Company received a positive bankable feasibility study on its El Valle property. Prior to receiving the bankable feasibility study, the Company expensed all exploration and development costs related to the property. Subsequent to its receipt, the Company capitalized further exploration and development costs. Construction of the plant started in the first quarter of 1997 and on February 25, 1998, the Company completed its first gold pour, officially commencing its operations.

In December 2003, the Company signed a three-year term milling agreement with Nalunaq Gold Mine A/S (“Nalunaq”), a subsidiary of Crew Gold Corporation, for the purchase and processing of ore from the Nalunaq gold mine in south Greenland. Under the terms of the agreement, Nalunaq will sell to Rio Narcea four to five batches per year of ore for the selling price of the recovered gold less a milling fee. The agreement also provides for an efficiency fee to Rio Narcea for improved plant recoveries. Either party may terminate the agreement on three months notice. During 2005, four batches of ore (2004 – three) were delivered to the Company and processed. On March 9, 2006, the Company has given notice to Nalunaq that, in accordance with the existing agreement, the agreement will terminate on September 30, 2006.

In 2004, the mines made the transition from open pit to an underground operations. Open pit mining was completed in August 2004. In December 2004, a revised mine plan for the El Valle and Carlés mines was developed, resulting in a significant increase in the mining costs, primarily due to a lower mining rate and ore grade that are a result of the difficult ground conditions at Boinás East (El Valle mine). The Company evaluated for impairment the group of assets comprised of the El Valle mine, the Carlés mine and the El Valle plant, which processes ore from both the El Valle and Carlés mines, and, as a result of that evaluation, a write-down of $28,387,600, net of grants (refer to note 5), was recorded in the Consolidated statements of operations and deficit for the year ended December 31, 2004 under the caption Write-down of mineral properties. Fair value of the assets was calculated as the discounted cash flows for the life of the mines as supported by the proven and probable gold reserves as at December 31, 2004.

In February 2006, the Company has taken the decision to proceed with the closure of the El Valle and Carlés gold operations due to the uneconomic performance obtained because of, among other reasons, the low grades mined and the increased costs as a result of the bad ground conditions. As a result, an orderly mine closure procedure will commence as soon as practicable, with the ultimate cessation of production and the closure of both El Valle and Carlés mines being completed no later than the end of 2006.

As at December 31, 2005, the Company has accrued €3,260,000 ($3,845,800) in respect of the closure of the El Valle and Carlés gold mines, which includes statutory employee severance payments to be paid on termination of the contracts with the employees of the project (refer to note 10), and which is recorded in the Consolidated balance sheet under the caption Accounts payable and accrued liabilities and in the Consolidated statements of operations and deficit under the caption Accrual for closure of El Valle and Carlés. In addition, the provision for site restoration related to these two properties was $2,096,200 as at December 31, 2005 (refer to note 11).

The Company has evaluated for impairment the group of assets comprised of the El Valle mine, the Carlés mine and the El Valle plant, which processes ore from both the El Valle and Carlés mines, and that have a carrying value of $5,330,500 as at December 31, 2005. As a result of that evaluation, no write-down is required as at December 31, 2005.

Salave project

On October 28, 2003, the Company acquired 85% of the shares of EMC. The non-controlling shareholders have the right to sell their participation to Rio Narcea in exchange for $1 million after the commencement of commercial production on the project and under other certain circumstances. Twenty-five percent of the $1 million is payable in cash and 75% is payable in cash or common shares of Rio Narcea, at the option of the Company. Upon commercial production, the non-controlling shareholders are also entitled to change their participation for a royalty of 0.4% of the net smelter return.

EMC is a Spanish exploration company having mineral rights in the Asturias, Extremadura (Ossa Morena region) and Aragon provinces of Spain. The mineral rights located in Asturias include the Salave gold deposit.

The mineral rights at Salave were leased by EMC to a third party for an undefined period of time. On March 9, 2004, the Company entered into a cancellation agreement with the lessee of those mineral rights. As consideration for the cancellation of the lease agreement, the Company has paid $5 million in cash and granted 2 million warrants with an exercise price of CDN$5.00 expiring in September 2008, the fair value of which amounted to $1 million (refer to note 12). Also, the Company will be required to make five additional payments of $5 million each upon fulfillment of certain milestones: 1) granting of the construction permit, 2) commencement of commercial production, 3) production of 200,000 ounces of gold, 4) production of a cumulative 400,000 ounces of gold, and 5) production of a cumulative 800,000 ounces of gold. In addition, the Company will have to pay a royalty of 5% on gold produced and sold in excess of 800,000 ounces subject to a deduction of $200 per ounce, and on all other metals from commencement of commercial production. The Company has the right to buy back 50% of the royalty in exchange for $5 million.

On June 27, 2005, October 29, 2004 and March 30, 2004, EMC increased its capital stock in the amount of €2.0 million, €3.4 million and €4.5 million, respectively ($2.4 million, $4.0 million and $5.3 million, respectively). The non-controlling shareholders did not participate in the capital increases, resulting in a dilution of their interest in EMC. The participation of the Company in EMC has increased to 95.0%.

In August 2005, the regional Government of Asturias rejected the application for “change of land use” required to develop the project. After a review of its legal options, the Company commenced legal applications to the local courts seeking reversal of the decision and/or monetary damages.

In the event that the decision of the Asturian Government is maintained, the independent legal advisors of the Company believe that the Company should succeed in obtaining significant monetary compensation equal to the investment made to date plus loss of profits as a result of this project not proceeding. However, the outcome and timing of any legal action is presently uncertain.

The Company has evaluated for impairment the Salave assets that have a carrying value of $11,978,000 as at December 31, 2005. As a result of that evaluation, which considers legal advice received by the Company, no write-down is required as at December 31, 2005.

Tasiast project

On September 3, 2004, the Company acquired all of the shares of Defiance Mining Corporation. Defiance's main asset is the Tasiast gold project located in Mauritania, West Africa approximately 300 kilometres north of the capital city Nouakchott and 162 kilometres east-southeast of the port city Nouadhibou. The project is already permitted and a bankable feasibility study was completed in April 2004 by SNC-Lavalin Inc. The project contains total measured and indicated mineral resources of 1,185,000 ounces of gold contained in 12,069,000 tonnes grading 3.06 g/t, which includes 885,000 ounces of proven and probable reserves contained in 9,008,000 tonnes grading 3.06 g/t. In addition, the deposit contains an additional inferred resource of 12,428,000 tonnes at 2.25 g/t for a total of 899,000 ounces, based upon the cut-off grade of 1.0 g/t, as estimated by A.C.A. Howe International Ltd.

The value allocated to the Tasiast project on acquisition of Defiance amounted to $46,348,600.

Defiance had acquired the Tasiast project and certain other exploration licenses in Mauritania from Newmont LaSource Developpement S.A.S. Cash consideration amounted to $6.5 million, of which $3.5 million has been paid and the pending $3.0 million is payable as follows: $1.0 million on the first day of commercial production, $1.0 million on the first anniversary of production and $1.0 million on the second anniversary of production. In addition, a 2% royalty is payable on gold production in excess of 600,000 ounces.

In August 2005, and after a review of the basic engineering and capital expenditures, the Company decided to proceed with the construction of the project. Capital expenditures are estimated at $63.5 million, including a lump-sum turn-key contract amounting to $32.3 million for the construction of the plant and the camp and related facilities that was signed with Senet on January 20, 2006. Construction of the project is expected to be completed in 2007.

In November 2005, the Company signed a mandate letter with Macquarie Bank Inc. to provide a $45 million debt for the construction of the project. This financing, which is subject to credit approval including the usual technical and legal due diligence, includes a $40 million project loan facility, a $5 million guaranteed loan facility and a gold hedging facility under which the Company will be required to cover 340,000 ounces of gold production, assuming the total facility is drawn down.

As at December 31, 2005, Mineral properties consisted of the following:

Translation
adjustment
due to
December 31, Additions/ currency December 31,
2004 (amortization) exchange 2005
$ $ $ $

Cost-
Mining properties and development
Mineral rights 73,325,400 — (3,419,100) 69,906,300
Development 56,501,400 2,412,500 (7,587,000) 51,326,900
Other (a) 2,173,000 2,487,400 (421,100) 4,239,300
Land, buildings and equipment 142,144,600 26,576,800 (19,735,200) 148,986,200
Grants, net of
amortization (note 5) (11,733,500) 569,400 1,541,500 (9,622,600)
Cost 262,410,900 32,046,100 (29,620,900) 264,836,100

Accumulated depreciation
and amortization-
Mining properties and development
Mineral rights (2,822,200) (456,200) 401,800 (2,876,500)
Development (46,869,300) 864,500 6,231,100 (39,773,700)
Other (a) (200,100) (51,400) 29,500 (222,000)
Land, buildings and equipment (68,207,600) (5,887,800) 9,279,200 (64,816,300)
Accumulated depreciation
and amortization (118,099,200) (5,530,900) 15,941,600 (107,688,500)
Total 144,311,700 26,515,200 (13,679,300) 157,147,600

(a) “Other” comprises patents, licenses, software and rights in capital lease assets.

The cost and accumulated depreciation and amortization of rights in capital leased assets amounted to $237,500, and $25,700, respectively, as at December 31, 2005. Capital lease obligation outstanding in respect of these capital leased assets amounted to $163,100 as at December 31, 2005 (refer to note 9). There were no rights in capital leased assets as at December 31, 2004.

As at December 31, 2004, Mineral properties consisted of the following:

Translation
adjustment
Acquisition due to
December 31, Additions/ of Write- currency December 31,
2003 (amortization) Defiance (b) down exchange 2004
$ $ $ $ $ $

Cost-
Mining properties and development
Mineral rights 14,109,500 10,781,700 46,348,600 — 2,085,600 73,325,400
Development 43,792,000 8,619,600 — — 4,089,800 56,501,400
Other (a) 1,368,700 636,100 — — 168,200 2,173,000
Land, buildings and equipment 90,945,300 40,274,600 — — 10,924,700 142,144,600
Grants, net of
amortization (note 5) (9,350,500) (7,094,300) — 5,588,900 (877,600) (11,733,500)
Cost 140,865,000 53,217,700 46,348,600 5,588,900 16,390,700 262,410,900

Accumulated depreciation
and amortization-
Mining properties and development
Mineral rights (2,232,100) (378,900) — — (211,200) (2,822,200)
Development (28,380,500) (2,851,400) — (11,992,000) (3,645,400) (46,869,300)
Other (a) (428,900) 239,500 — — (10,700) (200,100)
Land, buildings and equipment (33,345,100) (7,448,700) — (21,984,500) (5,429,300) (68,207,600)
Accumulated depreciation
and amortization (64,386,600) (10,439,500) — (33,976,500) (9,296,600) (118,099,200)
Total 76,478,400 42,778,200 46,348,600 (28,387,600) 7,094,100 144,311,700

(a) “Other” comprises patents, licenses and software.

(b) Value allocated to mineral properties of Defiance on the acquisition date (refer to note 1).

7. DEFERRED STRIPPING COSTS

Deferred stripping costs are comprised of the following:

Translation
adjustment
due to
December 31, Additions/ currency December 31,
2003 (amortization) exchange 2004
$ $ $ $

El Valle and Carlés
Deferred stripping costs 109,661,700 1,595,300 8,757,000 120,014,000
Accumulated depreciation
and amortization (93,673,700) (17,333,600) (9,006,700) (120,014,000)
15,988,000 (15,738,300) (249,700) —

El Valle and Carlés open pit mining activities finished in 2004.

Effective January 1, 2005, the Company changed its accounting policy of stripping costs (refer to note 2).

8. OTHER ASSETS AND OTHER CURRENT ASSETS

Other current assets are comprised of the following:

2005 2004
$ $

Derivative financial instruments (note 15) 4,230,000 1,872,000
Payments on account to suppliers 993,300 630,200
Prepaid expenses 98,500 81,000
Receivable from the Ministry of the Economy — 862,400
Other 167,000 128,500
Valuation allowances (4,100) (278,000)
5,484,700 3,296,100

Other assets are comprised of the following:

2005 2004
$ $

Derivative financial instruments (note 15) 4,500 3,286,600
Long-term deposits and restricted investments 1,164,000 1,067,400
Deferred financing fees 1,123,200 3,351,400
Prepaid expenses 499,100 734,100
Long-term investments in traded securities 1,061,900 —
Other — 94,200
3,852,700 8,533,700

Long-term deposits and restricted investments are bank accounts and investment funds restricted in use due to the existence of guarantees, which are related to site restoration activities and fulfillment of grant conditions (refer to note 5).

Deferred financing fees represent capitalized costs to obtain long-term debt. These costs are being amortized on a straight-line basis over the life of the underlying debt.

During 2003, the Company acquired several plots of land necessary for the construction of the Aguablanca mine, which are recorded as Mineral properties, net – Land, buildings and equipment (refer to note 6). In addition, several other plots of land have been rented for a period of 15 years with the option of extending this period. The Company has pre-paid the rentals to the owners of the land, corresponding to a minimum of six years and a maximum of 15 years, which are recorded as Other assets. These amounts will be amortized to Mine expenses on a straight-line basis.

The market value of Long-term investments in traded securities amounts to $1,061,900 as at December 31, 2005.

9. LOAN AGREEMENTS

Deutsche Bank

On October 26, 2000, the Company entered into a credit agreement with Deutsche Bank, S.A.E. (“Deutsche Bank”) and settled the remaining balance of the loans arranged in 1997 and 1998 with Standard Chartered Bank and several Spanish institutions. In addition, the Company settled the put/call options arranged on August 1, 1997, which resulted in a gain of $5.2 million. The gain was brought into income at the same time the gold production, which was being hedged, was recognized in income (refer to note 15).

Within the credit agreement arranged with Deutsche Bank, the Company had the following facilities:

(a)

Term Loan Facility – $19 million

This facility was broken into two tranches. Tranche I, being up to $11,306,000, was applied by RNGMSA, to repay the then outstanding loans granted by Standard Chartered Bank. Tranche II, being up to $7,694,000, of which $4,013,200 was applied by the Company towards the prepayment of the then outstanding loans granted to the Company by several Spanish banks. The remaining amount of $3,680,800 was applied to develop the El Valle and Carlés properties.

The interest rates for the advances were as follows: Tranche I – LIBOR US$ (London interbank offering rate) + 1.7% per annum and Tranche II – LIBOR US$ + 1.95% per annum for the period ending October 31, 2002, and LIBOR US$ + 2.93% per annum, thereafter.

The term facility was to be repaid as follows: 12.5% semi-annually (April and October), starting April 30, 2002, with the final payment on October 31, 2005.

In October 2003 and January 2004, the Company prepaid $4,750,000 corresponding to the payments due in 2005. As at December 31, 2004, this facility was totally repaid.

(b)

Term Loan Facility – $3.5 million

This facility represented advances to the Company, to a limit of $3.5 million, to finance the expansion of the El Valle and Carlés mines. The interest rate for these advances was LIBOR US$ + 2.2% per annum. As at December 31, 2004 and 2003, the full amount of the facility had been drawn down.

Repayment of this facility was due in two instalments: $1.75 million was due on October 31, 2005, and the remaining amount of $1.75 million is due on October 31, 2006.

As part of the consideration for the term loan facility, the Company issued to Deutsche Bank 3,500 series A common share purchase options (“A Call Options”) and 3,500 series B common share purchase options (“B Call Options”). Each Call Option entitles Deutsche Bank to subscribe for 500 common shares of the Company at an exercise price of $1.00 per share.

The options are not to be listed on any stock exchange and were not made available to the public for subscription.

The expiration date of the options is the earlier of the following: (a) the date on which the term loan facility becomes due and payable in full under the terms of the Credit Agreement, or (b) in the case of the A Call Options and B Call Options, October 31, 2005 and 2006, respectively.

The proceeds of this facility were allocated between long-term debt ($2,527,100) and the A and B Call Options ($972,900). The allocation was calculated by valuing the liability and equity instruments separately and adjusting the resulting amounts on a pro rata basis so that the sum of the components equals the amount of cash received. The assumptions used in the calculation of the value of the equity instrument (using the Black-Scholes-Merton model) were a volatility of 92%, average interest rate of 6.7% and average maturity of 5.5 years. The fair value of the liability instrument was assumed to be equal to its face value, as its interest rate approximated the market interest rate available to the Company.

On October 26, 2005, 1,750,000 share purchase options that had been previously issued to Deutsche Bank under its credit agreement (refer to note 12) were exercised into 1,750,000 common shares for gross proceeds to the Company of $1,750,000. Coincident with the exercise of the share purchase options, the Company repaid $1,750,000 of the principal amount owing under this $3.5 million term loan facility that was due on October 26, 2005.

In January 2006, the Company prepaid the balance of $1,750,000 corresponding to the payment due in October 2006.

The interest accretion on this facility for the year ended December 31, 2005, calculated using the effective interest rate method, was $180,100 (2004 – $187,100).

(c)

Standby Working Capital Facility – $1.5 million

Working capital advances were to be made to the Company by Deutsche Bank, to a limit of $1.5 million, at any time during the loan commitment period, when requested by the Company by means of a draw down notice. The advances were to be a minimum amount of $1 million with additional amounts in multiples of $100,000. The interest rate for the advances was LIBOR US$ + 1.8% per annum.

Amounts were to be repaid in full on the last day of the interest period relating to each standby working capital advance. This loan was renewable on a revolving basis with a final maturity on October 26, 2004. As at December 31, 2003, this loan had not been drawn down.

(d)

Guarantee Facility

The Company has been provided a Hedging Guarantee.

The Hedging Guarantee (provided by Deutsche Bank in relation to the hedging program contracted with its subsidiary Deutsche Bank A.G. London), in the maximum amount of $30 million, guarantees certain of the liabilities of the Company under the derivative financial instruments program, on terms and subject to conditions set out therein.

Under this credit agreement, the Company is required to fulfill certain obligations, which are summarized below:

•

To submit information to Deutsche Bank, including most notably operating forecasts, financial reports and details of investments made.

•

To comply with current legislation in force and arrange adequate risk hedging on a timely basis.

•

To not undertake, without prior approval, actions such as changing its corporate purpose, granting loans to third parties or abandoning areas being mined.

•

To comply, at certain times throughout the years, with agreements and financial ratios, mainly associated with the debt and interest coverage. This is to be done through the cash flows generated by the Company over the lives of the El Valle and Carlés properties, and of minimum proven and probable reserves of gold ounces relating to these mines.

As at December 31, 2005 and 2004, it is the Company's understanding that all these obligations have been fulfilled.

All the financing facilities granted by Deutsche Bank are secured by the assets and shares of RNGMSA (gold assets) and specifically secured by mortgages on the El Valle and Carlés mineral properties.

Investec and Macquarie

On August 21, 2003, the Company entered into a credit agreement with Investec Bank (UK) Ltd. and Macquarie Bank Ltd. (“Investec and Macquarie”) to finance the construction of its Aguablanca mine. On March 23, 2004, the Company entered into a supplemental agreement with Investec and Macquarie that modified the above-mentioned credit agreement. Under the supplemental agreement, the hedging requirements for an initial drawdown of $30 million were changed (refer to note 15). On March 25, 2004, the Company executed the drawdown of $30 million. Under this credit agreement, the Company has the following facilities:

(a)

Term Facility I – $25 million

The interest rates for this facility is LIBOR US$ + 2.4% per annum until completion of the construction (as defined in the credit agreement); and LIBOR US$ + 2.0% thereafter.

The $25.0 million drawn down under this facility will be repaid in semi-annual instalments, starting in September 2005, of $6 million, $8 million, $5 million, $4 million and $2 million, respectively.

In November 2005, the Company prepaid $2 million originally due in March 2006. The debt outstanding under this facility as at December 31, 2005 amounts to $17 million (2004 – $25 million). In addition, $2 million originally due in March 2006 were prepaid by the Company, in January 2006.

(b)

Term Facility II – $5 million

The interest rate for this facility is LIBOR US$ + 2.5% per annum.

The $5 million drawn down under this facility will be repaid in August 2008.

As part of the consideration for the term loan facility, the Company has issued to Investec and Macquarie a total of 3,496,502 common share purchase options (“Options”). Each Option entitles the banks to subscribe for one common share of the Company at an exercise price of $1.43 per share. The exercise price for these Options was calculated as a 130% premium to the average closing price of the Company’s shares during the months of November and December 2002 when the mandate letter for the credit agreement was signed.

The Options are not required to be listed on any stock exchange and are not available to the public for subscription.

The expiration date of the Options would be the earlier of the following: (a) the date on which the term loan facility becomes due and payable in full under the terms of the Credit Agreement, or (b) August 21, 2008.

The proceeds of this facility were allocated between Long-term debt ($2,344,400) and Common share purchase options related to debt ($2,655,600) (refer to note 12). The allocation was calculated by valuing the liability and equity instruments separately and adjusting the resulting amounts on a pro rata basis so that the sum of the components equals the amount of cash received. The assumptions used in the calculation of the value of the equity instrument (using the Black-Scholes-Merton model) were a volatility of 82%, average interest rate of 2.4% and average maturity of 4.4 years. The fair value of the liability instrument was assumed to be equal to its face value, as its interest rate approximated the market interest rate available to the Company.

The interest accretion on this facility for the year ended December 31, 2005, calculated using the effective interest rate method, was $501,000 (2004 - $333,400).

Under this credit agreement, the Company is required to fulfill certain obligations, similar to the ones required by the Deutsche Bank facilities that have been described above. As at December 31, 2005 and 2004, it is the Company's understanding that all the applicable obligations have been fulfilled.

All the financing granted by Investec and Macquarie will be secured by the assets and shares of RNRSA, a wholly owned subsidiary of the Company that holds the Aguablanca assets in Spain, and by mortgages on the Aguablanca mineral properties.

Subsidized loan for Aguablanca mine

In January 2003, the Ministry of Industry, Commerce and Tourism (formerly Ministry of Science and Technology) granted a subsidized loan, amounting to €5 million ($5.9 million), to finance the construction of the Aguablanca mine. The Company was required to invest €37.4 million ($44.1 million) in the construction of the project before December 31, 2003 and create and maintain 55 employment positions for at least two years. The loan is at zero interest rate and is repayable by equal instalments of €500,000 ($589,900) from 2008 to 2017.

Macquarie

In November 2005, the Company signed a mandate letter with Macquarie Bank Inc. to provide a $45 million debt facility for the construction of the Tasiast project. This financing, which is subject to credit approval including the usual technical and legal due diligence, includes a $40 million project loan facility that bears an interest rate of LIBOR US$ plus 2.25% - 2.75%, a $5 million guaranteed loan facility that bears an interest rate of LIBOR US$ + 2.00% and a gold hedging facility under which the Company will be required to cover 340,000 ounces of gold production, assuming the total facility is drawn down.

Loan agreements schedule at December 31, 2005:

US$ Outstanding
Currency Final Maturity Short-term Long-term
$ $

Investec and Macquarie US$ August 21, 2008 11,000,000 9,178,800
Ministry of Industry, Commerce and
Tourism Euros December 15, 2017 — 5,898,500
Barclays Bank (b) US$ February 10, 2006 4,355,000 —
Deutsche Bank US$ October 31, 2006 1,670,200 —
Industrial and Technological
Development Centre (a) Euros March 31, 2007 308,600 143,700
Barclays Bank Euros May 5, 2015 27,300 264,700
Ministry of the Economy (a) Euros January 1, 2012 22,500 246,800
BNP Paribas (c) Euros June 5, 2008 63,700 99,400
Ministry of Industry, Commerce and
Tourism (a) Euros October 31, 2011 20,300 101,300
Official Credit Institute Euros May 15, 2011 10,100 48,900
Barclays Bank Euros July 31, 2006 8,400 —
Accrued interest payable Euros 436,500 —
17,922,600 15,982,100

(a)

These loans are used to finance research projects to be performed by the Company.

(b)

This loan is related to the prepayments made to Nalunaq in relation to the gold ore acquired in November 2005.

(c)

Capital lease obligation (refer to note 6), with interest of 5.5% and repayment schedule as follows: 2006 - $63,700, 2007 - $63,700 and 2008 - $35,700.

Except for the loans from the Industrial and Technological Development Centre, Ministry of Industry, Commerce and Tourism and Ministry of the Economy, which were granted at a zero interest rate, the aforementioned loans from credit entities bear interest tied to LIBOR US$ or EURIBOR (European interbank offering rate) plus a spread ranging from 0.7% to 2.5%.

Loan agreements schedule at December 31, 2004:

US$ Outstanding
Currency Final Maturity Short-term Long-term
$ $

Investec and Macquarie US$ August 21, 2008 6,000,000 21,677,800
Ministry of Industry, Commerce and
Tourism Euros December 15, 2017 — 6,810,500
Barclays Bank (b) Euros July 31, 2005 4,846,100 —
Deutsche Bank US$ October 31, 2006 1,661,000 1,579,100
Industrial and Technological
Development Centre (a) Euros March 31, 2007 380,900 521,600
Ministry of the Economy (a) Euros January 1, 2012 — 311,400
Ministry of Industry, Commerce and
Tourism (a) Euros October 31, 2011 23,300 140,100
Official Credit Institute Euros May 15, 2011 11,900 68,500
Accrued interest payable Euros 98,300 —
13,021,500 31,109,000

(a)

These loans are used to finance research projects to be performed by the Company.

(b)

This loan matures upon the collection of VAT related to the construction of the Aguablanca mine and has a limit of credit of €5 million ($6.8 million).

Except for the loans from the Industrial and Technological Development Centre, Ministry of Industry, Commerce and Tourism and Ministry of the Economy, which were granted at a zero interest rate, the aforementioned loans from credit entities bear interest tied to LIBOR US$ or EURIBOR (European interbank offering rate) plus a spread ranging from 1.0% to 2.5%.

The required principal repayments of the Company on its long- and short-term debt outstanding at December 31, 2005 are as follows:

Year	Balance$
2006	17,922,600
2007	6,310,700
2008	3,909,300
2009	696,100
2010	697,400
2011 and thereafter	4,368,600
33,904,700

Interest expenses accrued on indebtedness initially incurred for a term of more than one year amounted to $2,599,500 for the year ended December 31, 2005 (2004 – $1,622,400).

As at December 31, 2005, the Company has provided bank guarantees to certain governmental institutions and entities in Spain totalling $27,342,000 (2004 – $36,893,600). Of this amount, $5,178,800 (2004 – $5,979,500) related to reclamation guarantees, $20,409,100 (2004 – $23,229,900) related to guarantees issued as security to allow the Company to collect certain government grants and other subsidies (refer to note 5) and $1,754,100 (2004 – $807,600) related to other items. In addition, as at December 31, 2004, the Company had provided a bank guarantee of $6,876,600 related to the financing from Deutsche Bank, which has been released in 2005.

10.-ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consist of:

2005 2004
$ $

Suppliers 27,401,500 25,436,500
Personnel 2,171,600 969,400
Income taxes 30,200 —
Other taxes 1,401,300 617,400
Derivative financial instruments (note 15) 14,858,200 4,003,300
Accrual for closure of El Valle and Carlés 3,845,800 —
Monesterio Council 1,289,800 —
Other 369,700 102,200
51,368,100 31,128,800

Other taxes correspond basically to withholding taxes deducted from the personnel pay-roll and social security and VAT payable.

On June 29, 2005, RNRSA and Monesterio Council, where the mine is located, signed a final agreement which provides the Aguablanca mine with all the definitive licenses for the construction of the mine. The cost of these licenses, which amounted to $2,359,400, is included in Mining properties and development – Other (refer to note 6). As at December 31, 2005, there are $1,289,800 due with respect to the licenses. The Company has $1,054,700 cash restricted guaranteeing these obligations (refer to note 3).

In February 2006, the Board of Directors of the Company decided to proceed with the closure of the El Valle and Carlés gold operations due to the uneconomic performance obtained because of, among other reasons, the low grades mined and the increased costs as a result of the bad ground conditions. The closure will be conducted in an orderly manner and will occur during 2006. Restoration activities will last for a longer period and the plant will be put in care and maintenance during an undetermined period of time.

Closure costs, including the statutory employee severance payments, amount to €3,260,000 ($3,845,800), which has been accrued as at December 31, 2005 and recorded as Accrual for closure of El Valle and Carlés in the consolidated statements of operations and deficit. Under the Spanish labour law, employees that are laid-off by the Company are entitled to a severance based on the years of service to the Company.

11. OTHER LONG-TERM LIABILITIES

Other long-term liabilities consist of:

2005 2004
$ $

Provision for site restoration 3,993,200 5,417,000
Ministry of the Economy 2,074,300 2,395,100
Derivative financial instruments (note 15) 8,471,000 2,082,900
14,538,500 9,895,000

Provision for site restoration

The details of the provision for site restoration as at December 31, 2005 are as follows:

Translation
adjustment
due to
December 31, Obligations currency December 31,
2004 settled Accretion exchange 2005
$ $ $ $ $
Project
El Valle 2,238,600 (183,500) 128,800 (296,800) 1,887,100
Carlés 227,300 — 13,100 (31,300) 209,100
Aguablanca 1,423,500 — 82,000 (194,900) 1,310,600
Honduras 1,527,600 (922,600) — (18,600) 586,400
5,417,000 (1,106,100) 223,900 (541,600) 3,993,200

There were no obligations incurred in respect of the Tasiast project in Mauritania as at December 31, 2005.

The details of the provision for site restoration as at December 31, 2004 are as follows:

Translation
adjustment
due to
December 31, Obligations currency December 31,
2003 Set-up settled Accretion exchange 2004
$ $ $ $ $ $
Project
El Valle 2,227,900 — (287,900) 138,200 160,400 2,238,600
Carlés 311,300 — (118,200) 19,300 14,900 227,300
Aguablanca — 1,241,800 — 77,000 104,700 1,423,500
Honduras (a) — 1,768,000 (240,400) — — 1,527,600
2,539,200 3,009,800 (646,500) 234,500 280,000 5,417,000

(a) Provision for site restoration for the Honduras project originally held by Defiance (refer to note 1).

The accounting of the provision for site restoration costs for the Aguablanca mine started on January 2004 when the significant construction and pre-stripping activities began. There were no obligations incurred in respect of the Tasiast mine in Mauritania as at December 31, 2004.

The details and assumptions used as at December 31, 2005 for the calculation of the provisions are as follows:

El Valle Carlés Aguablanca Honduras

Cash flows to settle the
obligations (undiscounted) $2,266,700 $251,300 $2,900,000 $586,400
Timing for settling the obligations 2008 2008 2018 2006
Credit-adjusted risk-free interest rate 6.3% 6.3% 6.3% 4.3%

Future changes, if any, in regulations and cost estimates, which may be significant, will be recognized when known.

Ministry of the Economy

As of December 31, 2005, RNGMSA, RNRSA, RNNSA and EMC were awarded grants totalling $1,118,800, $247,700, $471,900 and $235,900, respectively (2004 – $1,291,800, $286,100, $544,800 and $272,400, respectively), by the Ministry of the Economy in relation to various gold and nickel projects. These grants will be reimbursed if positive results are obtained on the subsidized projects. As the Company expects the subsidized projects to have positive results, the total grants received have been recorded as a liability. These grants will be reviewed by the Ministry and will either be considered non-refundable if no viability is achieved, or repayments will be established on a long-term basis at zero interest rate.

12. SHARE CAPITAL

Common shares

The authorized capital stock of the Company is comprised of an unlimited number of common shares with no par value. Common shares of the Company are listed on the Toronto Stock Exchange (“TSX”) under the symbol RNG and on the American Stock Exchange (“AMEX”) (secondary listing) under the symbol RNO.

Details of issued and outstanding common shares are as follows:

2005 2004 2003
Shares Amount Shares Amount Shares Amount
$ $ $

Balance, beginning of year 156,874,773 233,334,900 112,923,599 138,811,700 71,729,626 84,928,500
Issuances of cash:
Public offering,
net of costs — — 24,050,000 52,636,100 38,000,000 47,666,000
Exercise of employee
stock options 114,167 74,800 664,334 877,700 1,734,301 1,550,400
Exercise of share
purchase options 1,753,251 1,754,600 — — — —
Exercise of non-employee
stock options
and warrants 1,000,000 622,000 328,904 420,500 859,396 876,300
Non-cash issuances:
Exercise of employee
stock options — 47,800 — 1,049,400 — 1,941,100
Exercise of share
purchase options — 474,000 — — — —
Exercise of non-employee
stock options
and warrants — 693,600 — 154,900 — 349,400
Shares issued in
acquisition of EMC — — — — 600,276 1,500,000
Shares issued in
acquisition of
Defiance — — 18,907,936 39,384,600 — —
Other (a) (16) — — — — —
Balance, end of year 159,742,175 237,001,700 156,874,773 233,334,900 112,923,599 138,811,700

(a) The adjustment of 16 common shares is related to the shares allocated to the acquisition of Defiance in September 2004.

On October 5, 2004, Rio Narcea entered into an agreement with a syndicate of underwriters under which the underwriters agreed to buy 21,000,000 units for re-sale to the public at a price of CDN$3.10 per unit. In addition, the Company had granted the option to buy up to 3,250,000 additional units, of which 3,050,000 were issued to the underwriters. Gross proceeds of the issue amounted to CDN$74,555,000 ($61,021,600). Net proceeds received after payment of expenses related to the offering were $58,275,600. Each unit consisted of one common share and one-half of one common share purchase warrant, which were detachable from the common shares. Each whole warrant entitles the holder to purchase one common share at a price of CDN$5.00 on or before on or before September 12, 2008. On October 25, 2004, the Company obtained a receipt for the final prospectus that qualified the units. The common share purchase warrants began trading on the Toronto Stock Exchange on September 11, 2003 under the symbol “RNG.WT”. The proceeds from the units were allocated between Common shares and Non-employee stock options and warrants, $52,636,100 and $5,639,500, respectively (refer to “Non-employee stock options and warrants” section). The allocation was calculated by valuing the common shares and stock warrants separately on the date of the agreement and adjusting the resulting amounts on a pro rata basis so that the sum of the components equals the amount of net cash received. In connection with this equity issue, the AMEX would have ordinarily required, pursuant to section 712(b) of the AMEX Company Guide, that the Company obtained shareholder approval of the share issuance. The Company received an exemption from this requirement pursuant to section 110 of the AMEX Company Guide. The exemption was granted on the basis that such approval was not required under the provisions of the Canadian Business Corporations Act (“CBCA”), the by-laws and rules of the TSX, or the applicable provisions of Canadian securities legislation.

On June 30, 2004, the Company entered into a definitive agreement for the acquisition of Defiance. Upon closing of the transaction on September 3, 2004, the Company issued, as part of the consideration for the acquisition, 18,907,936 common shares with an allocated value of $39,384,600, and had reserved for issuance 7.5 million shares issuable upon exercise of the Rio Narcea replacement options and Defiance warrants (refer to note 1).

In October 2003, the Company issued 600,276 shares with a value, on the issuance date, of $1,500,000 as part of the consideration for the acquisition of EMC (refer to note 6).

On August 22, 2003, Rio Narcea entered into an agreement with a syndicate of underwriters under which the underwriters agreed to buy 16,100,000 units for re-sale to the public at a price of CDN$2.80 per unit for gross proceeds of CDN$45,080,000 ($32,858,800). Net proceeds received after payment of expenses related to the offering were $31,014,200. Each unit consisted of one common share and one-half of one common share purchase warrant, which were detachable from the common shares. Each whole warrant entitles the holder to purchase one common share at a price of CDN$5.00 on or before 60 months from the closing date, which was September 11, 2003. On September 4, 2003, the Company obtained a receipt for a final prospectus that qualified the units. The common share purchase warrants began trading on the Toronto Stock Exchange on September 11, 2003 under the symbol “RNG.WT”. The proceeds from the units were allocated between Common shares and Non-employee stock options and warrants, $27,469,700 and $3,544,500, respectively (refer to “Non-employee stock options and warrants” section). The allocation was calculated by valuing the common shares and stock options separately on the date of the agreement and adjusting the resulting amounts on a pro rata basis so that the sum of the components equals the amount of net cash received.

On February 6, 2003, the Company completed an equity financing comprised of 12,000,000 special warrants at a price of CDN$2.25 per special warrant for gross proceeds, collected on the same date, of CDN$27,000,000 ($17,730,900). Net proceeds received after payment of expenses related to the offering were $16,665,500 (excluding expenses of $383,000, being the fair value of the 600,000 additional warrants granted to the agent as part of its fees – refer to “Non-employee stock options and warrants” section). Each special warrant entitled the holder to acquire, without further payment, one common share of the Company. The Company obtained a receipt for a final prospectus on March 7, 2003, and the special warrants were exercised into common shares of the Company on March 14, 2003.

During 2005, 114,167 options (2004 – 664,334; 2003 – 1,734,301) issued under the Employee stock option plans (refer to note 13) were exercised, for proceeds of $74,800 (2004 – $877,700; 2003 – $1,550,400). The book value of the employee stock options transferred to Common shares in 2005 was $47,800 (2004 – $1,049,400; 2003 – $1,941,100). The average exercise price of the options was CDN$0.80 (2004 – CDN$1.70; 2003 – CDN$1.24).

On October 26, 2005, 1,750,000 share purchase options that had been previously issued to Deutsche Bank under its credit agreement (refer to note 9) were exercised into 1,750,000 common shares for gross proceeds to the Company of $1,750,000. Coincident with the exercise of the share purchase options, the Company repaid a portion of the principal amount owing under its $3.5 million term loan facility with Deutsche Bank (refer to note 9) in respect of the El Valle and Carlés mines. In addition, 3,251 share purchase options that had been previously issued to Investec and Macquarie under their credit agreement (refer to note 9) were exercised into 3,251 common shares for gross proceeds of $4,600. Accrued interests as at the date of each exercise amounted to $474,000 and were accounted as additional capital stock.

Also during 2005, 1,000,000 non-employee stock options and warrants (2004 – 328,904; 2003 – 859,396) (refer to “Non-employee stock options and warrants” section) were exercised into common shares of the Company. Proceeds from the exercise amounted to $622,000 (2004 – $420,500; 2003 – $876,300). The book value of the stock options transferred to Common shares was $693,600 (2004 – $154,900; 2003 – $349,400). The average exercise price of the options was CDN$0.77 (2004 – CDN$1.66; 2003 – CDN$1.39).

Contributed surplus

Details of contributed surplus are as follows:

Amount
$

Balance, December 31, 2002 1,751,000
Employee stock options expired (note 13) 47,800
Balance, December 31, 2003 1,798,800
Employee stock options expired (note 13) 232,300
Non-employee stock options and warrants expired 66,800
Defiance warrants expired 1,900
Balance, December 31, 2004 2,099,800
Employee stock options expired (note 13) 787,800
Defiance warrants expired 651,000
Balance, December 31, 2005 3,538,600

Non-employee stock options and warrants

The following is a continuity schedule of non-employee stock options and warrants:

Number of Weighted
options and average exercise
warrants Amount price
# $ CDN$

Balance, December 31, 2002 1,526,332 706,800 0.78
Options granted – cash 8,050,000 3,544,500 5.00
Options granted – non-cash 766,668 558,000 2.04
Options exercised (859,396) (349,500) 1.39
Balance, December 31, 2003 9,483,604 4,459,800 4.41
Options granted – cash 12,025,000 5,639,500 5.00
Options granted – non-cash 2,000,000 1,202,700 5.00
Options exercised (328,904) (154,900) 1.66
Options expired (104,700) (66,800) 2.39
Balance, December 31, 2004 23,075,000 11,080,300 4.82
Options exercised (1,000,000) (693,600) 0.77
Balance, December 31, 2005 22,075,000 10,386,700 5.00

On October 25, 2004 and August 22, 2003, the Company issued 24,050,000 and 16,100,000 units, respectively, each unit consisting of one common share and one-half of one common share purchase warrant, which were detachable from the common shares. Each whole warrant, 12,025,000 and 8,050,000 in total, respectively, entitled the holder to purchase one common share (refer to “Common shares” section).

On March 16, 2004, the Company issued 2,000,000 warrants as part of the consideration for the lease termination agreement in respect of the Salave project entered into in that month (refer to note 6). These warrants have an exercise price of CDN$5.00 and expire on September 12, 2008. These warrants are listed for trading on the Toronto Stock Exchange (“TSX”) under the symbol RNG.WT.

In February 2003, the Company issued 600,000 stock options with an exercise price of CDN$2.39 to the underwriters of the special warrants issued in that month as part of the agent fees (refer to “Common shares” section).

During 2005, 1,000,000 non-employee stock options and warrants were exercised (2004 – 328,904; 2003 – 859,396) for proceeds of $622,000 (2004 – $420,500; 2003 – $876,300) (refer to “Common shares” section). No non-employee stock options and warrants expired in 2005 (2004 – 104,700; 2003 – nil).

Non-employee stock options and warrants outstanding as at December 31, 2005, are summarized as follows:

Number of Number of Weighted
options and options and average
warrants warrants Exercise remaining Accounted
outstanding vested price life value
(CDN$) (Years) (US$)

22,075,000 22,075,000 5.00 2.7 10,386,700
22,075,000 22,075,000 5.00 2.7 10,386,700

Funds that would be received by the Company if all the non-employee stock options and warrants outstanding as at December 31, 2005 were exercised, would amount to CDN$110.4 million ($94.9 million).

Shares issuable upon exercise of Defiance warrants (refer to note 1)

On September 3, 2004, the Company reserved for issuance 6.7 million shares, issuable upon exercise of Defiance warrants. Each warrant of Defiance entitles the holder to receive upon exercise, in lieu of the number of Defiance common shares otherwise issuable upon exercise thereof, that number of Rio Narcea common shares equal to the number of Defiance common shares issuable under such Defiance warrant divided by 5.25 at an exercise price per Rio Narcea common share equal to the exercise price per Defiance common share of such Defiance warrant multiplied by 5.25.

The following weighted average assumptions were used for the valuation of the Defiance warrants: 1.6 years expected term, 55% volatility, 2.8% interest rate and an expected dividend yield of 0%. The fair value of the instruments amounted to $2,439,100.

The following is a continuity schedule of Defiance warrants (the number of warrants is divided by 5.25 and exercise price is multiplied for 5.25):

Average
Options and exercise
warrants Amount price
# $ CDN$

Balance, December 31, 2003 — — —
Acquisition of Defiance – non-cash 6,661,217 2,439,100 3.96
Warrants expired (39,277) (1,900) 3.36
Balance, December 31, 2004 6,621,940 2,437,200 3.96
Warrants expired (2,502,858) (651,000) 4.13
Balance, December 31, 2005 4,119,082 1,786,200 3.86

Defiance warrants outstanding as at December 31, 2005 are summarized as follows (the number of warrants is divided by 5.25 and exercise price is multiplied for 5.25):

Number of Number of Weighted
warrants warrants Exercise average Accounted
outstanding vested price remaining life value
CDN$ Years US$

310,930 310,930 2.73 0.5 214,200
2,209,622 2,209,622 3.78 0.5 1,017,300
95,238 95,238 3.99 0.1 34,200
1,503,292 1,503,292 4.20 0.2 520,500
4,119,082 4,119,082 3.86 0.4 1,786,200

Funds that would be received by the Company if all the Defiance warrants outstanding as at December 31, 2005 were exercised, would amount to CDN$15.9 million ($13.7 million).

Common share purchase options related to debt

The following is a continuity schedule of common share purchase options related to debt:

Average
exercise
Options Amount price
# $ CDN$ (a)

Balance, December 31, 2002 3,500,000 972,900 1.58
Balance, December 31, 2003 3,500,000 972,900 1.29
Options granted - cash 3,496,502 2,655,600 1.72
Balance, December 31, 2004 6,996,502 3,628,500 1.46
Options exercised (1,753,251) (474,000) 1.18
Balance, December 31, 2005 5,243,251 3,154,500 1.50

(a)  Exercise prices are denominated in US$ and are converted to CDN$ by applying the exchange rate prevailing on December 31 of each respective year end.

On March 23, 2004, the Company issued 3,496,502 common share purchase options to Investec and Macquarie in relation to a drawdown under the facilities granted by these banks for the financing of the Aguablanca mine (refer to note 9). These common share purchase options have an exercise price of $1.43 (CDN$1.72) and will expire on August 21, 2008.

On October 26, 2005, 1,750,000 share purchase options that had been previously issued to Deutsche Bank under its credit agreement (refer to note 9) were exercised into 1,750,000 common shares for gross proceeds to the Company of $1,750,000. Coincident with the exercise of the share purchase options, the Company repaid $1,750,000 owing under its $3.5 million term loan facility with Deutsche Bank (refer to note 9). In addition, 3,251 share purchase options that had been previously issued to Investec and Macquarie under their credit agreement (refer to note 9) were exercised into 3,251 common shares for gross proceeds of $4,600. Accrued interest as at the date of each exercise amounted to $474,000 and was accounted as additional capital stock.

Common share purchase options related to debt outstanding as at December 31, 2005 are summarized as follows:

Number of Number of Weighted
options options Exercise average Accounted
outstanding vested price remaining life value
CDN$ (a) Years US$

1,750,000 1,750,000 1.16 0.8 501,400
3,493,251 3,493,251 1.66 2.6 2,653,100
5,243,251 5,243,251 1.50 2.0 3,154,500

(a)  Exercise prices are denominated in US$ and are converted to CDN$ by applying the exchange rate prevailing on December 31, 2005.

Funds that would be received by the Company if all the common share purchase options related to debt outstanding as at December 31, 2005 were exercised, would amount to CDN$7.8 million ($6.7 million).

Maximum shares

The following table presents the maximum number of shares that would be outstanding if all of the outstanding options and warrants issued and outstanding as at December 31, 2005, were exercised or converted:

Number of shares
Common shares outstanding at December 31, 2005	159,742,175

Options to purchase common shares
Non-employee stock options and warrants	22,075,000
Shares issuable upon exercise of Defiance warrants	4,119,082
Common share purchase options related to debt	5,243,251
Employee stock options	6,173,656
197,353,164

Net income (loss) per common share

The computation of basic and diluted income (loss) per common share is as follows:

2005 2004 2003

Basic income (loss) per common share computation
Numerator:
Net income (loss) $ (42,124,700) $ (44,444,900) $ 3,206,800
Net income (loss) applicable to common shares $ (42,124,700) $ (44,444,900) $ 3,206,800
Denominator
Weighted average common shares outstanding 158,153,407 124,258,207 95,610,806
Weighted average special warrants outstanding — — 3,136,438
Total 158,153,407 124,258,207 98,747,244
Basic income (loss) per common share $ (0.27) $ (0.36) $ 0.03

Diluted income (loss) per common share computation
Numerator:
Net income (loss) $ (42,124,700) $ (44,444,900) $ 3,206,800
Net income (loss) applicable to common shares,
assuming dilution $ (42,124,700) $ (44,444,900) $ 3,206,800
Denominator
Weighted average common shares outstanding 158,153,407 124,258,207 95,610,806
Weighted average special warrants outstanding — — 3,136,438
Dilutive effect of:
Non-employee stock options and warrants — — 960,830
Special warrants — — 882,192
Common share purchase options related to debt — — 1,577,890
Employee stock options — — 1,720,975
Total 158,153,407 124,258,207 103,889,131
Diluted income (loss) per common share $ (0.27) $ (0.36) $ 0.03

There are no securities that could potentially dilute basic income (loss) per share in the future and that were not included in the computation of diluted income (loss) per share.

13. EMPLOYEE STOCK OPTIONS

On May 18, 2005, the Annual and Special Meeting of Shareholders approved the adoption of a new employee stock option plan (the “2005 ESOP”). Under the 2005 ESOP, which will be administered by the Board of Directors, stock options may be granted to employees, officers, directors and consultants of the Company or subsidiaries. The exercise price per share is not to be less than the volume weighted average trading price of the common shares for the five trading days immediately preceding the day the option is granted. The option term may not exceed ten years and may be subject to vesting requirements.

The aggregate maximum number of shares available for issuance from treasury under the 2005 ESOP and all of the Company’s other security based compensation arrangements is 10% of the Company’s issued and outstanding shares as at the date of grant of an option. No options have been exercised in 2005 under the 2005 ESOP.

On November 5, 1996, the Board of Directors had approved the 1996 employee stock option plan (the “1996 ESOP”), with terms and conditions similar to the above mentioned 2005 ESOP. The maximum number of common shares that may be reserved for issuance under the 1996 ESOP is 7,000,000, of which 2,294,502 common shares have been issued upon exercise of these options as at December 31, 2005 (2004 – 2,180,335). No more options can be granted under the 1996 ESOP after the approval date of the 2005 ESOP.

In June 1994, the Board of Directors had approved the 1994 employee stock option plan (the “1994 ESOP”), with terms and conditions similar to the above mentioned 2005 ESOP. The maximum number of common shares that may be reserved for issuance under the 1994 ESOP is 3,000,000, of which 1,635,000 common shares have been issued upon exercise of these options as at December 31, 2005 (2004 – 1,635,000). No more options can be granted under the 1994 ESOP after the approval date of the 2005 ESOP.

On September 3, 2004, the Company issued 806,050 employee stock options (“Replacement options”) that replace the previously existing employee stock options granted by Defiance (refer to note 1). No replacement options have been exercised in 2005 or 2004. The following weighted average assumptions were used in 2004 for the valuation of the Replacement options: 3.8 years expected term, 77% volatility, 3.9% interest rate and an expected dividend yield of 0%. The fair value of the instruments amounted to $948,400.

The following is a continuity schedule of options outstanding:

Weighted
Number of average exercise
options Amount price
# $ CDN$

Balance, December 31, 2002 4,905,635 7,297,100 1.50
Options granted 2,979,000 — 2.85
Expenses accrued — 915,000 —
Options exercised (1,734,301) (1,941,100) 1.24
Options expired (50,000) (47,800) 2.05
Balance, December 31, 2003 6,100,334 6,223,200 2.23
Options granted (acquisition of Defiance) 806,050 948,400 2.96
Expenses accrued — 2,104,600 —
Options exercised (664,334) (1,049,400) 1.70
Options expired (189,592) (232,200) 3.02
Balance, December 31, 2004 6,052,458 7,994,600 2.36
Options granted 870,000 — 1.78
Expenses accrued — 1,263,800 —
Options exercised (114,167) (47,800) 0.80
Options expired (634,635) (787,800) 2.54
Balance, December 31, 2005 6,173,656 8,422,800 2.29

Funds that would be collected by the Company if all the employee stock options outstanding as at December 31, 2005, were exercised, would amount to CDN$14.1 million ($12.2 million).

Stock options outstanding as at December 31, 2005 are summarized as follows:

Options outstanding Options vested
Weighted Weighted
Number of average Number of average
Exercise options remaining options remaining
price outstanding life vested life
(CDN$) (Years) (Years)

Directors 0.62 170,000 0.3 170,000 0.3
0.68 100,000 1.1 100,000 1.1
0.79 240,000 0.4 240,000 0.4
1.00 50,000 3.2 50,000 3.2
1.64 100,000 4.8 33,333 4.8
1.81 350,000 4.3 — —
2.00 1,130,000 1.1 1,130,000 1.1
2.05 450,000 2.1 299,992 2.1
2.63 177,142 2.5 177,142 2.5
2.94 19,047 1.0 19,047 1.0
3.60 630,000 3.0 420,003 3.0
5.04 23,809 1.0 23,809 1.0
5.88 19,047 1.5 19,047 1.5
2.14 3,459,045 2.0 2,682,373 1.6

Officers 1.76 15,000 1.7 15,000 1.7
1.81 275,000 4.3 — —
2.00 150,000 0.8 150,000 0.8
2.05 204,000 2.1 136,000 2.1
3.60 138,000 3.0 92,000 3.0
2.22 782,000 2.8 393,000 1.8

Other 0.62 34,667 0.3 34,667 0.3
employees 0.64 46,666 0.1 46,666 0.1
1.64 70,000 4.8 23,333 4.8
1.81 75,000 4.3 — —
2.00 343,000 1.1 343,000 1.1
2.05 397,000 1.9 293,000 1.9
2.30 100,000 2.5 100,000 2.5
2.63 200,950 1.4 200,950 1.4
2.86 6,188 0.9 6,188 0.9
2.94 2,380 1.0 2,380 1.0
3.31 39,999 3.0 39,999 3.0
3.41 14,285 0.2 14,285 0.2
3.60 590,334 2.9 404,668 2.8
5.04 11,904 1.0 11,904 1.0
13.44 238 0.1 238 0.1
2.56 1,932,611 2.2 1,521,278 1.9
Total 2.29 6,173,656 2.2 4,596,651 1.7

Of the total number of options reflected in the foregoing table, 1,360,000 relate to the 1994 ESOP, 4,128,667 relate to the 1996 ESOP, 170,000 relate to the 2005 ESOP and 514,989 relate to the replacement options issued in relation to the acquisition of Defiance.

The fair value of each option grant is estimated at the date of grant using the Black-Scholes-Merton option pricing model. The estimated fair value of the options is amortized over the options’ respective vesting periods.

The following weighted average assumptions have been used for the fiscal year 2005: 5.0 years expected term, 70% volatility, 4.0% interest rate and an expected dividend yield of 0%. No options have been granted under the 1994 and 1996 ESOP during the year ended December 31, 2004. The following weighted average assumptions have been used for the fiscal year 2003: 5.0 years expected term, 85% volatility, 3.1% interest rate and an expected dividend yield of 0%. The fair value of options granted in the years ended December 31, 2005, 2004 and 2003 was $765,300, nil and $4,242,800, respectively. The cost of stock-based compensation for each of the years in the three year period ended December 31, 2005, was $1,263,800, $2,104,600 and $915,000, respectively.

14. TAXES

The Company's gold and nickel operations are conducted through its subsidiaries which are subject to income and other taxes in Spain, including most notably Value Added Tax (“VAT”). VAT inspections are carried out by the tax authorities on an annual basis relating to VAT refunds and no matters that might affect the recoverability of these balances have been identified to date. As at December 31, 2005, the Company has recorded $3,831,800 (2004 - $8,964,900) as VAT and other taxes receivable, of which $3,733,100 (2004 - $8,510,800) corresponds to VAT. The decrease in VAT receivable for 2005 is primarily associated with the reduction in the amount of capital expenditures incurred during the period of construction of the Aguablanca mine. Specifically, VAT receivable in relation to the Aguablanca mine amounted to $1,397,000 as at December 31, 2005 (2004 - $6,455,400).

The Company’s income tax (expense) benefit is as follows:

2005 2004 2003
$ $ $

Current income tax (expense) benefit (30,200) — —
Future income tax (expense) benefit resulting
from increase in tax rate (1,201,000) — —
Future income tax (expense) benefit relating
to the origination and reversal of
temporary differences (1,174,000) — —
Income tax (expense) benefit (2,405,200) — —

Significant components of the Company's future tax assets and liabilities as at December 31, 2005 and 2004 are as follows:

2005 2004
$ $

Future income tax assets-
Tax value of mineral properties exceeding accounting value 21,400,000 28,326,900
Provision for site restoration 957,200 1,061,200
Share issue costs 1,608,100 1,741,700
Derivatives marked-to-market 6,557,800 271,000
Non-capital loss carryforwards
Canada 11,776,200 10,108,300
Honduras 2,183,500 —
Spain 6,883,900 1,196,900
Deductions carried forward 2,641,200 —
Expenses deductible when paid 1,346,000 —
55,353,900 42,706,000

Future income tax liabilities-
Accounting value of mineral properties exceeding tax value (7,179,300) (4,804,300)
Foreign exchange (289,500) (2,156,300)
Other (141,000) (1,072,300)
(7,609,800) (8,032,900)

Future tax assets, net of offsetting liabilities 54,923,400 39,477,400
Valuation allowance for future tax assets (54,923,400) (39,477,400)
Total future income tax assets, net — —
Total future income tax liabilities (7,179,300) (4,804,300)

The Company has $19,668,300 of tax loss carryforwards reported from its Spanish operations as at December 31, 2005 and incurred from 1998 to 2005 that expire in fifteen years after the date incurred (2004 – $3,419,700 and 2003 – $12,432,500). In addition, the Company has $32,603,000 (2004 – $27,985,300 and 2003 - $7,350,600) of tax loss carryforwards reported from its Canadian operations and incurred from 1999 to 2005 that expire in ten years after the date incurred (seven years from 2004).

Due to the uncertainty regarding the ultimate utilization of some of the net operating loss carryforwards and other tax assets, the Company has recorded a valuation allowance for the full amount of the future tax assets.

The reconciliation of income tax attributable to operations computed at the statutory tax rates to income tax (expense) benefit is as follows:

2005 2004 2003
$ $ $

Income tax (expense) benefit
at statutory rates 14,441,900 16,053,500 (1,112,800)
Change in net future income tax assets,
valuation allowance (15,446,000) (18,266,400) 21,400
Foreign tax rate differentials 2,101,100 727,400 73,100
Changes in foreign tax rates (1,201,000) — —
Share issuance costs deductible
for tax purposes 576,600 1,485,500 1,018,300
Non-deductible expenses (409,700) — —
Depletion allowance 1,615,500 — —
Effect of exchange rate variations (3,274,200) — —
Other (809,400) — —
Income tax (expense) benefit reported (2,405,200) — —

15. DERIVATIVE FINANCIAL INSTRUMENTS

The return on the Company's investments will partly depend on fluctuations in gold, nickel, copper and other commodity prices, exchange rates and on the derivative financial instruments arranged by the Company as part of its debt financing arrangements.

On October 26, 2000, the Company contracted a gold put/call structure to partially cover gold price and exchange rate risks for the period of the credit agreement entered into with Deutsche Bank (refer to note 9), consisting of 173,633 gold puts and 115,811 gold calls denominated in U.S. dollars per ounce and 434,593 gold puts and 291,632 gold calls denominated in Euros per ounce, all of them with maturities between December 2000 and December 2006. The net premium allocated to this structure amounted to €5,518,300 ($5.2 million at the exchange rate prevailing at that time).

Also, on June 26, 2001, the Company entered into an additional hedging contract consisting of the forward sale of 14,255 ounces of gold in the period 2002–2006 at $300.98 per ounce.

In May 2002, the Company purchased 58,244 call options with the same term to maturity and exercise price as the $365/oz call options that had been written and sold on October 26, 2000. Coincident with the purchase of those call options, the Company terminated the hedging relationship of the written call options denominated in U.S. dollars. The fair value of the purchased call options on the date of purchase was $1,090,700. This amount was recorded in Other assets and Other current assets depending on its maturity. As at December 31, 2003 and 2002, the increase in the fair value of the purchased call options was equal to the decrease in the fair value of the written call options, therefore, resulting in no impact on net income.

In February 2003, the Company purchased 82,736 call options with the same term to maturity and exercise price as some of the €405/oz call options that had been written and sold on October 26, 2000. Coincident with the purchase of those call options, the Company terminated the hedging relationship of a portion of the written call options denominated in Euros. The fair value of the purchased call options on the date of purchase was $2,028,500. This amount was recorded in Other assets and Other current assets depending on its maturity. As at December 31, 2003 and 2002, the increase in the fair value of the purchased call options was equal to the decrease in the fair value of the written call options, therefore, resulting in no impact on net income.

On January 1, 2004, the Company de-designated the hedging relationship of all the derivative financial instruments existing at that time and, as such, derivative financial instruments have been marked to market starting on that date. The difference between book value and fair value on January 1, 2004, which amounted to negative $5,384,300, was recorded as Deferred derivative loss and Current portion of deferred derivative loss, and will be amortized to Sales – Gold operations during the term of the derivatives.

In March 2004, the Company entered into copper and U.S. dollar/Euro forwards in respect of the credit agreement with Investec and Macquarie for the development of the Aguablanca mine (refer to notes 6 and 9).

The detail of the derivative financial instruments outstanding as at December 31, 2005, is as follows:

Transaction Underlying Asset Term Amount Exercise price

December 31, 2005
Purchase of put options Gold 2006 6,960 oz. $280/oz.
Purchase of put options Gold 2006 89,420 oz. €300/oz.
Sale of call options Gold 2006 4,776 oz. $365/oz.
Purchase of call options Gold 2006 4,776 oz. $365/oz.
Sale of call options Gold 2006 61,354 oz. €405/oz.
Purchase of call options Gold 2006 61,354 oz. €405/oz.
Sale of forwards Gold 2006 7,751 oz. $301/oz.
Sale of forwards Copper 2006–2008 6,000 Tn. €1,831/Tn.
Sale of forwards Copper 2006–2008 6,000 Tn. €1,875/Tn.
Sale of forwards US$ 2006–2008 12,539,800 US$ $1.22/Euro

During 2005, the detail of derivatives that have matured is as follows (except derivatives that matured “out of the money”):

Weighted-
average Weighted-
Underlying exercise average
Maturity date asset Amount price spot price

Year 2005
Sale of forwards Gold 3,464 oz. $301/oz. $467/oz.
Calls sold Gold 15,686 oz. $365/oz. $479/oz.
Calls purchased Gold 15,686 oz. $365/oz. $479/oz.
Calls sold Gold 21,382 oz. €405/oz. €442/oz.
Calls purchased Gold 21,382 oz. €405/oz. €442/oz.
Sale of forwards Copper 4,452 Tn. €1,853/Tn. €3,040/Tn.
Sale of forwards US$ 3,569,700 US$ $1.22/Euro $1.24/Euro

As at December 31, 2005, the details of the different assets and liabilities recorded in the consolidated balance sheet in respect of derivative transactions are as follows (refer to notes 8, 10 and 11):

Deferred
derivative Change in
loss fair value
charged during
December 31, to the December 31,
2004 expenses period 2005
$ $ $ $

Other current assets
(note 8) 1,872,000 — 2,358,000 4,230,000
Other assets (note 8) 3,286,600 — (3,282,100) 4,500
Accounts payable and
accrued liabilities (note 10) (4,003,300) — (10,854,900) (14,858,200)
Other long-term
Liabilities (note 11) (2,082,900) — (6,388,100) (8,471,000)
(927,600) — (18,167,100) (19,094,700)

Current portion of
deferred expenses 1,984,100 355,100 — 2,339,200
Deferred expenses 2,339,200 (2,339,200) — —
4,323,300 (1,984,100) — 2,339,200
3,395,700 (1,984,100) (18,167,100) (16,755,500)

As at December 31, 2004, the details of the different assets and liabilities recorded in the consolidated balance sheet in respect of derivative transactions are as follows (refer to notes 8, 10 and 11):

Adjustment for Deferred
mark-to- derivative Change in
-market loss fair value
as at charged during
December 31, January 1, to the December 31,
2003 2004 expenses period 2004
$ $ $ $ $

Other current assets
(note 8) 2,334,700 (749,400) — 286,700 1,872,000
Other assets (note 8) 8,085,500 (2,682,200) — (2,116,700) 3,286,600
Accounts payable and
accrued liabilities (note 10) (1,430,800) (311,600) — (2,260,900) (4,003,300)
Other long-term
Liabilities (note 11) (3,207,000) (1,641,100) — 2,765,200 (2,082,900)
5,782,400 (5,384,300) — (1,325,700) (927,600)

Current portion of
deferred expenses — 1,061,000 923,100 — 1,984,100
Deferred expenses — 4,323,300 (1,984,100) — 2,339,200
— 5,384,300 (1,061,000) — 4,323,300
5,782,400 — (1,061,000) (1,325,700) 3,395,700

The change in the fair value of the derivatives during the year ended December 31, 2005, which amounted to unrealized losses of $18,167,100 (2004 - $1,325,700), is recorded as Derivatives loss in the consolidated statements of operations and deficit. In addition, the Company recorded realized losses of $7,106,900 upon maturity of derivative financial instruments during 2005 (2004 - $478,300).

Fair value of derivative financial instruments

Fair value represents the amount at which financial instruments could be exchanged in an arm's length transaction between willing parties under no compulsion to act and is best evidenced by a quoted market price.

The calculation of fair values is based on market conditions at a specific point in time and may not be reflective of future fair values.

The following table presents the fair value, which equals the book value, of derivative financial instruments at December 31, 2005:

Underlying Exercise Fair value /
Transaction asset price book value
$

December 31, 2005
Purchase of put options Gold $280/oz. —
Purchase of put options Gold €300/oz. 1,700
Sale of call options Gold $365/oz. (773,400)
Purchase of call options Gold $365/oz. 773,400
Sale of call options Gold €405/oz. (3,454,900)
Purchase of call options Gold €405/oz. 3,454,900
Sale of forwards Gold $301/oz. (1,740,900)
Sale of forwards Copper €1,831/Tn. (8,784,700)
Sale of forwards Copper €1,875/Tn. (8,493,600)
Sale of forwards US$ $1.22/Euro (77,100)
(19,094,600)

16. SEGMENT INFORMATION

The Company is engaged in the exploration and development of mineral properties. Until December 31, 2002, all operations were considered in a single operating segment. With the commencement of the development of the Aguablanca nickel mine, the Company identified two main operating segments for purposes of internal reporting: gold operations and nickel operations. An additional corporate segment is also considered for purposes of reporting.

Statements of Operations

Years ended December 31,
($000) Gold Nickel Corporate Consolidated
2005 2004 2003 2005 2004 2003 2005 2004 2003 2005 2004 2003

REVENUES
Sales - Gold operations 34,721 47,998 60,278 — — — — — — 34,721 47,998 60,278
Sales - Gold operations –
Nalunaq ore 22,856 20,505 — — — — — — — 22,856 20,505 —
Sales – Nickel operations — — — 47,924 — — — — — 47,924 — —
57,577 68,503 60,278 47,924 — — — — — 105,501 68,503 60,278

EXPENSES
Cost of sales Gold operations	(33,881)	(42,120)	(40,642)	(33,881)	(42,120)	(40,642)
Cost of sales- Gold operations-Nalunaq ore	(23,142)	(19,956)	— — — — —	—	(23,142)	(19,956)
Cost of sales - Nickel operations — — — (24,257) — — — — — (24,257) — —
Depreciation and amortization
expenses (1,303) (10,075) (9,559) (6,185) (422) (80) (74) — (1) (7,562) (10,497) (9,640)
Exploration costs (3,127) (3,294) (4,327) (2,425) (3,092) (1,836) (111) (253) (55) (5,663) (6,639) (6,218)
Administrative and corporate
expenses (2,036) (2,119) (2,581) (2,184) (911) (274) (5,098) (3,931) (2,330) (9,318) (6,961) (5,185)
Accrual for closure of El Valle
and Carlés (4,058) — — — — — — — — (4,058) — —
Other income (expense) 19 (203) (675) (279) (417) (92) (441) 382 1 (701) (238) (766)
Write-down of mineral properties — (28,388) — — — — — — — — (28,388) —
Interest income 107 240 53 153 358 166 744 225 233 1,004 823 452
Foreign currency exchange
gain (loss) (932) 114 1,658 (4,438) 3,612 800 (6,213) 782 4,135 (11,583) 4,508 6,593
Interest expense and
amortization of financing fees (801) (1,217) (1,628) (248) (455) (117) — (4) (2) (1,049) (1,676) (1,747)
Derivatives loss (1,531) (1,325) — (23,743) (479) — — — — (25,274) (1,804) —
(70,685) (108,343) (57,701) (63,606) (1,806) (1,433) (11,193) (2,799) 1,981 (145,484) (112,948) (57,153)
Income (loss) before income tax (13,108) (39,840) 2,577 (15,682) (1,806) (1,433) (11,193) (2,799) 1,981 (39,983) (44,445) 3,125
Income tax (expense) benefit (2,375) — — — — — (30) — — (2,405) — —
Net income (loss) before
non-controlling interest (15,483) (39,840) 2,577 (15,682) (1,806) (1,433) (11,223) (2,799) 1,981 (42,388) (44,445) 3,125
Non-controlling interest 263 — 82 — — — — — — 263 — 82
Net income (loss) (15,220) (39,840) 2,659 (15,682) (1,806) (1,433) (11,223) (2,799) 1,981 (42,125) (44,445) 3,207

Balance Sheets

As at December 31,
($000) Gold Nickel Corporate Consolidated
2005 2004 2005 2004 2005 2004 2005 2004

ASSETS
Current
Cash and cash equivalents 13,599 16,793 11,982 13,752 28,043 51,344 53,624 81,889
Restricted cash 145 734 2,046 904 — — 2,191 1,638
Inventories and stockpiled ore 11,060 14,706 3,183 1,480 — — 14,243 16,186
Accounts receivable and
other current assets 8,125 6,077 7,233 18,787 462 164 15,820 25,028
Current portion of deferred derivative loss 2,339 1,984 — — — — 2,339 1,984
Total current assets 35,268 40,294 24,444 34,923 28,505 51,508 88,217 126,725
Mineral properties, net 77,863 62,810 77,985 81,501 1,299 — 157,147 144,311
Other assets 1,320 2,295 2,517 6,227 16 12 3,853 8,534
Deferred derivative loss — 2,339 — — — — — 2,339
114,451 107,738 104,946 122,651 29,820 51,520 249,217 281,909

LIABILITIES AND SHAREHOLDERS' EQUITY

Current

Short-term bank indebtedness
and accrued interest and
current portion of long-term debt 6,187 1,797 11,708 11,225 28 — 17,923 13,022
Accounts payable and
accrued liabilities 26,018 15,566 23,847 15,335 1,503 227 51,368 31,128
Total current liabilities 32,205 17,363 35,555 26,560 1,531 227 69,291 44,150
Other long-term liabilities 4,038 7,491 10,501 2,404 — — 14,539 9,895
Long-term debt 200 1,744 15,517 29,365 265 — 15,982 31,109
Future income tax liabilities 7,179 4,804 — — — — 7,179 4,804
Total liabilities 43,622 31,402 61,573 58,329 1,796 227 106,991 89,958

Non-controlling interest 332 631 — — — — 332 631

Shareholders' equity and
intercompany debt 70,497 75,705 43,373 64,322 28,024 51,293 141,894 191,320
114,451 107,738 104,946 122,651 29,820 51,520 249,217 281,909

Supplemental information
Expenditures on mineral properties 13,666 10,742 13,744 41,496 1,442 — 28,852 52,238
Acquisition of EMC — 5,000 — — — — — 5,000
Acquisition of Defiance — (2,648) — — — — — (2,648)

Statements of Cash Flows

Years ended December 31,
($000) Gold Nickel Corporate Consolidated
2005 2004 2005 2004 2005 2004 2005 2004

Cash provided by
operating activities (2,148) 16,094 14,260 (5,004) (3,147) (2,212) 8,965 8,878
Cash used by investing activities (13,990) (12,883) (8,605) (42,327) (1,357) — (23,952) (55,210)
Cash provided by (used in)
financing activities and
intercompany transactions 15,188 2,943 (7,105) 53,650 (14,236) 32,320 (6,153) 88,913
Foreign exchange gain (loss) on
cash held in foreign currency (795) 3,336 (320) 1,999 (6,010) 1,111 (7,125) 6,446
Net increase (decrease) in cash
during the year (1,745) 9,490 (1,770) 8,318 (24,750) 31,219 (28,265) 49,027
Cash and cash equivalent,
beginning of year 15,343 7,303 13,752 5,434 52,794 20,125 81,889 32,862
Cash and cash equivalent,
end of year 13,598 16,793 11,982 13,752 28,044 51,344 53,624 81,889

All operating revenues have been obtained through the wholly owned subsidiaries RNGMSA and RNRSA by its Spanish operations. The main countries in which mineral properties of the Company are located, based on the net book values as at December 31, 2005, are Spain (62%) and Mauritania (38%) (65% and 35%, respectively, as at December 31, 2004).

17. SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The Company's consolidated financial statements are prepared in accordance with Canadian GAAP, which differ in some respects from U.S. GAAP, as described below.

(a) Derivative financial instruments

The Company uses derivative financial instruments to manage exposure to fluctuations in metal prices and foreign currency exchange rates.

Under Canadian GAAP, gains and losses on these contracts were accounted for as a component of the related hedged transaction until December 31, 2003. In 2003, the CICA finalized amendments to Accounting Guideline AcG-13, “Hedging Relationships” that clarified certain of the requirements in AcG-13 and provided additional application guidance. AcG-13 is applicable for the Company’s 2004 fiscal year. As a result of AcG-13, the Company has marked to market under Canadian GAAP its derivative financial instruments beginning January 1, 2004.

For periods up to and including December 31, 2000, gains and losses on these contracts were also accounted for as a component of the related hedged transaction under U.S. GAAP. Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133 (“FAS 133”), “Accounting for Derivative Instruments and Hedging Activities,” as amended, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. FAS 133 requires a company to recognize all of its derivative instruments, whether designated in hedging relationships or not, on the balance sheet at fair value. The accounting for changes in the fair value (i.e. gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship. FAS 133 establishes certain criteria to be met in order to designate a derivative instrument as a hedge and to deem a hedge as effective.

The Company has not implemented a new treasury management system that complies with the documentation requirements for hedge accounting under FAS 133. As a result, for the three years ended December 31, 2005, the Company's derivative portfolio is not eligible for hedge accounting despite the fact that management considers its portfolio to be an effective risk management tool and an economic hedge of its future US$ denominated gold and copper sales.

Accordingly, for purposes of reconciling to U.S. GAAP, the Company recorded a credit to income of $2,147,700 in the year ended December 31, 2005 (credit to income of $1,137,300 and charge to income of $744,900 in the years ended December 31, 2004 and 2003, respectively).

Upon adoption of FAS 133, the Company recorded a net cumulative adjustment to other comprehensive loss of $3,957,200 as at January 1, 2001. This adjustment includes an amount that represents the negative fair value of the purchased put and written call options outstanding as at January 1, 2001, of $657,200. Of this amount, $163,600, $76,300, $197,300 and $36,400 were credited to income and $1,563,000 was charged to income during 2005, 2004, 2003, 2002 and 2001, respectively, and the remaining unrealized gain of $432,200 will reverse through income in 2006. In addition, the net cumulative adjustment to other comprehensive loss includes a separately recorded deferred gain on settlement of a past put and call option structure of $4,614,400. Of this amount, $2,307,200 was credited to income during each of 2002 and 2001. The Company’s derivative financial instruments were limited to purchase put and written call options on future gold sales. These derivative financial instruments were designated in a hedging relationship that addressed the cash flow exposure of forecasted gold sales, therefore, the transition adjustment has been recorded as a cumulative adjustment to other comprehensive loss.

(b)

Comprehensive income

U.S. GAAP requires the disclosure of all components of comprehensive income. Comprehensive income is defined as the change in shareholders' equity of a business enterprise during a period resulting from transactions and other events and circumstances arising from non-owner sources.

As noted in the table below, the Company recorded cumulative translation adjustments (“CTA”) in comprehensive income. CTA arises from the translation of the accounts of its Spanish subsidiaries for which the functional currency is the Euro to the Company's reporting currency of U.S. dollars. In addition, the Company recorded a cumulative adjustment to comprehensive income at January 1, 2001, for the change in derivative financial instrument accounting.

(c)

Asset retirement obligations

In 2003, the CICA issued Handbook Section 3110, “Asset Retirement Obligations,” which establishes standards for the recognition, measurement and disclosure of liabilities for asset retirement obligations and the related asset retirement costs. This new Section was effective for the Company’s 2004 fiscal year on a retroactive basis and harmonized Canadian requirements with existing U.S. GAAP, except for the retroactive effect, which is recorded as a cumulative adjustment as at January 1, 2003 under U.S. GAAP.

For purposes of reconciling to U.S. GAAP, on adoption of FAS No. 143 as at January 1, 2003, the Company had recorded a cumulative adjustment of $78,700 to the consolidated statement of operations.

There would be no differences in the consolidated balance sheets as at December 31, 2005 and 2004, in the consolidated statement of operations for the years ended December 31, 2005 and 2004, or in the consolidated statement of operations for the year ended December 31, 2003, except for the cumulative adjustment as at January 1, 2003.

(d)

Stripping costs

In March 2005, the Emerging Issues Task Force (EITF) reached a consensus on Issue No. 04-6, Accounting for Stripping Costs Incurred during Production in the Mining Industry. In the mining industry, companies may be required to remove overburden and other mine waste materials to access mineral deposits. The EITF concluded that the costs of removing overburden and waste materials, often referred to as “stripping costs”, incurred during the production phase of a mine are variable production costs that should be included in the costs of the inventory produced during the period that the stripping costs are incurred. Issue No. 04-6 is effective for the first reporting period in fiscal years beginning after December 15, 2005, with early adoption permitted. The early adoption of this statement by the Company had no impact on our results of operations or financial position.

(e)

The following tables present net income (loss), comprehensive income (loss) and income (loss) per common share information following U.S. GAAP:

2005 2004 2003
$ $ $

Net income (loss) under Canadian GAAP (42,124,700) (44,444,900) 3,206,800
Adjustments
Derivative financial instruments (section (a)) 2,147,700 1,137,300 (744,900)
(39,977,000) (43,307,600) 2,461,900
Cumulative adjustment at January 1, 2003,
on adoption of FAS No. 143 (section (c)) — — (78,700)
Net income (loss) under U.S. GAAP (39,977,000) (43,307,600) 2,383,200
Other comprehensive income (loss)
Foreign currency translation (11,016,400) 6,097,900 12,541,400
Derivative financial instruments realized
in net income (loss) (section (a)) (163,600) (76,300) (197,300)
(11,180,000) 6,021,600 12,344,100
Comprehensive income (loss) under U.S. GAAP (51,157,000) (37,286,000) 14,727,300

Income (loss) per common share under U.S. GAAP
before cumulative adjustments
Basic and diluted (0.25) (0.35) 0.02

Income (loss) per common share under U.S. GAAP
Basic and diluted (0.25) (0.35) 0.02

(f)

The following tables indicate the significant items in the consolidated balance sheets as at December 31, 2005 and 2004 that would have been affected had the consolidated financial statements been prepared under U.S. GAAP:

December 31, 2005
Derivative Foreign Asset
financial currency retirement
Canadian instruments translation obligations U.S.
GAAP (a) (b) (c) GAAP
$ $ $ $ $

Current portion of deferred
derivative loss 2,339,200 (2,339,200) — — —
Deficit 122,669,900 2,771,400 — — 125,441,300
Accumulated other
comprehensive (income) loss — (432,200) (273,300) — (705,500)
Cumulative foreign exchange
translation adjustment (273,300) — 273,300 — —

December 31, 2004
Derivative Foreign Asset
financial currency retirement
Canadian instruments translation obligations U.S.
GAAP (a) (b) (c) GAAP
$ $ $ $ $

Current portion of deferred
derivative loss 1,984,100 (1,984,100) — — —
Deferred derivative loss 2,339,200 (2,339,200) — — —
Deficit 80,545,200 4,919,100 — — 85,464,300
Accumulated other
comprehensive (income) loss — (595,800) (11,289,700) — (11,885,500)
Cumulative foreign exchange
translation adjustment (11,289,700) — 11,289,700 — —

(g)

There would be no differences in total cash provided by or used in operating, investing or financing cash flows in the consolidated statement of cash flows for each of the years in the three-year period ended December 31, 2005, under U.S. GAAP.

(h)

New accounting standards

Under Staff Accounting Bulletin 74, the Company is required to disclose certain information related to new accounting standards which have not yet been adopted due to delayed effective dates.

Canadian GAAP standards

In 2005, the CICA approved the following Handbook Sections: 1530, Comprehensive Income, 3855, Financial Instruments – Recognition and Measurement, 3865, Hedges and 3251, Equity.

These standards will be effective for the Company beginning January 1, 2007.

The impact of implementing these new standards on the Company’s consolidated financial statements is currently being evaluated. The following provides further information on each of the new accounting standards as they relate to the Company.

Comprehensive income and equity –

Other comprehensive income will be included as a separate component of the shareholder’s equity on the consolidated balance sheets. The major components that will be included in this category include unrealized gains and losses on financial assets classified as available-for-sale, unrealized foreign currency translation amounts, net of hedging, and changes in the fair value of the effective portion of cash flow hedging instruments. These amounts will be recorded in the statement of other comprehensive income until the criteria for recognition in the consolidated statement of income are met.

Handbook section 3251 establishes standards for the presentation of equity and changes in equity during the reporting period. It specifies that an entity should separately present the following components of equity: retained earnings, accumulated other comprehensive income, contributed surplus, share capital and reserves.

Financial instruments – recognition and measurement

Under the new standard, for accounting purposes, financial assets will be classified as one of the following: held-to-maturity, loans and receivables, trading or available-for-sale, and financial liabilities will be classified as held-for-trading or other than held-for-trading. Financial assets and liabilities classified as held-for-trading will be measured at fair value with gains and losses recognized in net income. Financial assets held-to-maturity, loans and receivables and financial liabilities other than those held-for-trading, will be measured at amortized cost. Available-for-sale instruments will be measured at fair value with unrealized gains and losses recognized in other comprehensive income. The standard permits an entity to designate any financial instrument, upon initial recognition, as held-for-trading. All derivatives, including embedded derivatives that must be separately accounted for, generally must be classified as held for trading and recorded at fair value in the consolidated balance sheets.

Hedges –

This new standard specifies the criteria under which hedge accounting can be applied and how hedge accounting is to be executed for each of the permitted hedging strategies: fair value hedges, cash flow hedges and hedges of a foreign currency exposure of a net investment in a self-sustaining foreign operation.

Non-monetary transactions –

In June 2005, the CICA issued Handbook Section 3831, Non-Monetary Transactions, replacing Section 3830 of the same title. The new accounting standard requires all non-monetary transactions be measured at fair value unless certain conditions are satisfied. The new requirements are effective for non-monetary transactions initiated in periods beginning on or after January 1, 2006. The early adoption of this statement did not have any material impact on our results of operations or financial position.

U.S. GAAP Standards

Share-based payment –

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 (revised 2004), Share-Based Payment, which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. Statement 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends FASB Statement No. 95, Statement of Cash Flows. Generally, the approach in Statement 123(R) is similar to the approach described in Statement 123. However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. Statement 123(R) originally required adoption no later than the first interim or annual period beginning after June 15, 2005, irrespective of the entity’s fiscal year. In April 2005, the Securities and Exchange Commission (“SEC”) issued a release that amended the compliance dates for Statement 123(R). Under the SEC’s new rule, the Company will be required to apply Statement 123(R) as of January 1, 2006. Early adoption will be permitted in periods in which financial statements have not yet been issued. We expect to adopt Statement 123(R) on January 1, 2006.

Statement 123(R) permits public companies to adopt its requirements using one of two methods:

A “modified prospective” method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of Statement 123(R) for all share-based payments granted after the effective date and (b) based on the requirements of Statement 123 for all awards granted to employees prior to the effective date of Statement 123(R) that remain unvested on the effective date.

A “modified retrospective” method which includes the requirements of the modified prospective method described above, but also permits entities to restate, based on the amounts previously recognized under Statement 123 for purposes of pro forma disclosures, either (a) all prior periods presented or (b) prior interim periods of the year of adoption.

The company plans to adopt Statement 123(R) using the modified-retrospective method.

Effective January 1, 2004, the Company adopted the fair-value-based method of accounting for share-based payments using the retroactive restatement method described in FASB Statement No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure. The Company has elected to retroactively adopt the amendment, with restatement of prior periods, effective January 1, 2004 for all employee stock options granted or modified by the Company since inception of the employee stock option plans in July 1994. Currently, the company uses the Black-Scholes-Merton formula to estimate the value of stock options granted to employees and expects to continue to use this acceptable option valuation model upon the required adoption of Statement 123(R) on January 1, 2005. The Company does not anticipate that adoption of Statement 123(R) will have a material impact on its results of operations or its financial position.

However, Statement 123(R) also requires that the benefits of tax deductions in excess of recognized compensation cost be reported as a financing cash flow, rather than as an operating cash flow as required under current literature. This requirement will reduce net operating cash flows and increase net financing cash flows in periods after the effective date. While the Company cannot estimate what those amounts will be in the future (because they depend on, among other things, when employees exercise stock options), the amount of operating cash flows recognized in prior periods for such excess tax deductions was nil.

Exchanges of non-monetary assets –

In December 2004, the FASB issued Statement 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion 29, Accounting for Non-monetary Transactions. This amendment eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under Statement 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. This statement is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The adoption of this statement did not have any material impact on our results of operations or financial position.

18. SIGNIFICANT CUSTOMERS

For the year ended December 31, 2005, sales to the Company's two largest gold customers amounted to 65% and 35% of total sales of gold operations (2004 – 2 customers for 62% and 36%; 2003 – 2 customers for 72% and 28%). In addition, all of the nickel revenues for the year ended December 31, 2005 were sold to one customer (there were no sales of nickel operations in 2004 or 2003).

The main countries to which gold products were sold, based on the revenues in 2005, were USA (65%) and Belgium (35%) (2004 – 36% and 62%, respectively; 2002 – 72% and 28%, respectively). All nickel products are sold to Switzerland.

19. SALES

The detail of sales for the year ended December 31, 2005 is as follows:

Sales –
Sales – Gold operations – Sales –
Gold operations Nalunaq ore Nickel operations Total
$ $ $ $

Primary products (a) 31,008,000 22,855,800 59,363,800 113,227,600
By-products (b) 10,612,400 — 18,539,200 29,151,600
Smelting, refining and
transportation paid to
third parties (6,899,900) — (29,979,100) (36,879,000)
34,720,500 22,855,800 47,923,900 105,500,200

(a) Gold for gold operations and nickel for nickel operations.

(b) Copper and silver for gold operations and copper, platinum, palladium and cobalt for nickel operations.

The detail of sales for the year ended December 31, 2004 is as follows:

Sales –
Sales – Gold operations – Sales –
Gold operations Nalunaq ore Nickel operations Total
$ $ $ $

Primary products (a) 47,282,300 20,505,300 — 67,787,600
By-products (b) 4,182,900 — — 4,182,900
Smelting, refining and
transportation paid to
third parties (3,467,400) — — (3,467,400)
47,997,800 20,505,300 — 68,503,100

(a) Gold for gold operations and nickel for nickel operations.

(b) Copper and silver for gold operations and copper, platinum, palladium and cobalt for nickel operations.

The detail of sales for the year ended December 31, 2003 is as follows:

Sales –
Sales – Gold operations – Sales –
Gold operations Nalunaq ore Nickel operations Total
$ $ $ $

Primary products (a) 60,818,100 — — 60,818,100
By-products (b) 1,461,100 — — 1,461,100
Smelting, refining and
transportation paid to
third parties (2,001,400) — — (2,001,400)
60,277,800 — — 60,277,800

(a) Gold for gold operations and nickel for nickel operations.

(b) Copper and silver for gold operations and copper, platinum, palladium and cobalt for nickel operations.

20. COST OF SALES

The detail of cost of sales for the year ended December 31, 2005 is as follows:

Cost of sales –
Cost of sales – Gold operations – Cost of sales –
Gold operations Nalunaq ore Nickel operations Total
$ $ $ $

Mining expenses 22,643,500 — 7,927,800 30,571,300
Purchase of gold ore — 21,843,400 — 21,843,400
Plant expenses 10,689,400 2,648,500 15,009,000 28,346,900
Smelting, refining and
transportation 195,900 — 1,886,000 2,081,900
Royalties — — 958,500 958,500
Variation in inventories of
final products 352,200 (1,350,400) (1,524,500) (2,522,700)
33,881,000 23,141,500 24,256,800 81,279,300

The detail of cost of sales for the year ended December 31, 2004 is as follows:

Cost of sales –
Cost of sales – Gold operations – Cost of sales –
Gold operations Nalunaq ore Nickel operations Total
$ $ $ $

Mining expenses 30,069,900 — — 30,069,900
Purchase of gold ore — 18,093,400 — 18,093,400
Plant expenses 12,049,800 1,862,500 — 13,912,300
Smelting, refining and
transportation — — — —
Royalties — — — —
Variation in inventories of
final products — — — —
42,119,700 19,955,900 — 62,075,600

The detail of cost of sales for the year ended December 31, 2003 is as follows:

Cost of sales –
Cost of sales – Gold operations – Cost of sales –
Gold operations Nalunaq ore Nickel operations Total
$ $ $ $

Mining expenses 28,225,900 — — 28,225,900
Purchase of gold ore — — — —
Plant expenses 12,416,100 — — 12,416,100
Smelting, refining and
transportation — — — —
Royalties — — — —
Variation in inventories of
final products — — — —
40,642,000 — — 40,642,000